UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________________________________________________________________________
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
_______________________________________________________________________________________________________________

	Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

IRHYTHM TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April [ ], 2024

To Our Stockholders:
You are cordially invited to attend the 2024 Annual Meeting of Stockholders of iRhythm Technologies, Inc. (the “Annual Meeting”), which will be held virtually at www.virtualshareholdermeeting.com/IRTC2024 on Wednesday, May 29, 2024, at 9:00 a.m. Pacific Time. We believe that a virtual stockholder meeting provides greater access to those who may want to attend and therefore we have chosen this over an in-person meeting. This approach also lowers costs and enables participation from our global community. The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The Annual Meeting materials include the Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report to stockholders, each of which has been furnished to you over the internet or, if you have requested a paper copy of the materials, by mail.
Your vote is important. Whether or not you plan to attend the Annual Meeting, please cast your vote as soon as possible by Internet, telephone or, if you received a paper copy of the meeting materials by mail, by completing and returning the enclosed proxy card in the postage-prepaid envelope to ensure that your shares will be represented. Your vote by written proxy will ensure your representation at the Annual Meeting regardless of whether or not you attend virtually. Returning the proxy does not affect your right to attend the Annual Meeting or to vote your shares at the Annual Meeting.

Sincerely,
/s/ Quentin S. Blackford

Quentin S. Blackford
Chief Executive Officer

2

PRELIMINARY PROXY STATEMENT DATED MARCH 27, 2024
SUBJECT TO COMPLETION

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, MAY 29, 2024. THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT WWW.PROXYVOTE.COM.

IRHYTHM TECHNOLOGIES, INC.

699 8th Street, Suite 600
San Francisco, California 94103

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	Wednesday, May 29, 2024, at 9:00 a.m. Pacific Time
Place:	Virtually at www.virtualshareholdermeeting.com/IRTC2024. There is no physical location for the Annual Meeting.
Items of Business:	1.Elect nine directors to serve until our next annual meeting of stockholders or until their successors are duly elected and qualified.
2.Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.
3.Approve, on a non-binding advisory basis, the compensation of our named executive officers.

4.Approve an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the company as permitted pursuant to recent amendments to the Delaware General Corporation Law.

5.Select, on a non-binding advisory basis, whether future advisory votes on the compensation of our named executive officers should be every 1, 2, or 3 years.
6.Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
Record Date:
April 3, 2024, which we refer to as our Record Date. Only stockholders of record at the close of business on the Record Date are entitled to notice of, and attendance of and voting at, the meeting and any adjournments thereof.

Participation in Annual Meeting:
We are pleased to invite you to participate in our Annual Meeting, which will be conducted exclusively online at www.virtualshareholdermeeting.com/IRTC2024. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders–regardless of size, resources, or physical location, saves us and stockholders’ time and money, and reduces our environmental impact. Please see “General Information About the Meeting” for additional information.
Your vote is very important to us. Please act as soon as possible to vote your shares, even if you plan to participate in the Annual Meeting. For specific instructions on how to vote your shares, please see “Information About Solicitation and Voting” beginning on page 11 of the Proxy Statement.

Voting:
Each share of common stock that you own represents one vote. For questions regarding your stock ownership, you may contact us through our website at https://investors.irhythmtech.com or, if you are a registered holder, through our transfer agent, Equiniti Trust Company, through its website at www.shareowneronline.com or by phone at (800) 401-1957 (US residents).

This Notice of the Annual Meeting, Proxy Statement, and form of proxy are being distributed and made available on or about April [ ], 2024.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy through the Internet or by telephone or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting.

By Order of the Board of Directors,
/s/ Quentin S. Blackford
Quentin S. Blackford
Chief Executive Officer
San Francisco, California
April [ ], 2024

TABLE OF CONTENTS

	Page		Page
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	2	PROPOSAL NO. 3 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	38
PROXY STATEMENT SUMMARY	3	PROPOSAL NO. 4 APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION	39
Proposals to be Voted On and Board Voting Recommendations	3	PROPOSAL NO. 5 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	40
Key Business Highlights	4	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	41
Corporate Governance Highlights	6	EXECUTIVE COMPENSATION	42
Board of Directors Highlights	7	Executive Officers	42
Environment, Social and Governance Highlights	10	Compensation Discussion and Analysis	46
GENERAL INFORMATION ABOUT THE MEETING	11	Pay for Performance Philosophy	46
Purpose of the Annual Meeting	11	Executive Compensation Philosophy	47
Record Date; Quorum	12	Executive Compensation Policies and Practices	48
Participating in the Annual Meeting	12	Governance and Executive Compensation Program	48
Voting Rights; Required Vote	13	Market Comparators	50
Recommendation of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting	14	Individual Compensation Elements	52
Abstentions and Withhold Votes; Broker Non-Votes	14	Long-Term Strategic PSU Award	58
Voting Instructions; Voting of Proxies	15	Employment Arrangements	61
Revocability of Proxies	15	Post-Employment Compensation Arrangements	61
Expenses of Soliciting Proxies	16	Potential Payments Upon Termination or Change in Control	62
Voting Results	16	Other Compensation Policies and Practices	63
CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE	16	CEO Pay Ratio	65
Corporate Governance Principles	16	Stockholder Advisory Vote on Named Executive Compensation	65
Board of Directors and Committee Self-Evaluations	17	Compensation and Human Capital Management Committee Report	66
Board Nomination Process	17	2023 Summary Compensation Table	67
Board Succession	18	2023 Grants of Plan-Based Awards Table	67
Independence of Directors	19	Outstanding Equity Awards at 2023 Fiscal Year-End	69
Board Leadership Structure	19	2023 Stock Vested Table	70
Presiding Director of Non-Employee Director Meetings	20	Pension Benefits and Nonqualified Deferred Compensation	70
Committee of Our Board of Directors	20	Tax and Accounting Considerations	70
Board and Committee Meetings and Attendance	20	Limitations on Liability and Indemnification Matters	71
Board Attendance at Annual Stockholders’ Meeting	21	Pay Versus Performance	72
Our Board of Directors’ Role in Risk Oversight	22	EQUITY COMPENSATION PLAN INFORMATION	78
Cybersecurity and Privacy Risk Oversight	24	CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	78
Stockholder Engagement	25	ADDITIONAL INFORMATION	79
Communication with Directors	25	Stockholder Proposals to be Presented at Next Annual Meeting	79
Code of Business Conduct and Ethics	25	Available Information	79
ENVIRONMENT, SOCIAL AND GOVERNANCE	26	Electronic Delivery of Stockholder Communications	79
PROPOSAL NO. 1 ELECTION OF DIRECTORS	29	“Householding” — Stockholders Sharing the Same Last Name and Address	80
Nominees for Director	29	NON-GAAP FINANCIAL MEASURES	80
Non-Employee Director Cash and Equity Compensation	32	OTHER MATTERS	81
Non-Employee Director Compensation	33	Appendix A - Certificate of Amendment of Amended and Restated Certificate of Incorporation	82
PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	35	Appendix B - Reconciliation of GAAP to Non-GAAP Financial Information	84
		Proxy Card	85

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement (“Proxy Statement”) includes forward-looking statements, which are all statements other than statements of historical facts. These statements include, but are not limited to, statements regarding our business, our business strategy and plans, our objectives and future operations and our social responsibility initiatives. In some cases, you can identify forward-looking statements by terms such as “aim,” “may,” “will,” “should,” “expect,” “believe,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential,” “seeks,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words.
Forward-looking statements are based upon various estimates and assumptions, as well as information known to us as of the date hereof and are subject to risks and uncertainties. Accordingly, actual results could differ materially due to a variety of factors. These risks and uncertainties include, but are not limited to, those described under the caption “Risk Factors” in our Annual Report on Form 10-K (“Annual Report”) for the year ended December 31, 2023, and our other U.S. Securities and Exchange Commission (“SEC”) filings, which are available on the Investor Relations page of our website at https:// investors.irhythmtech.com and on the SEC website at www.sec.gov.
All forward-looking statements contained herein are based on information available to us as of the date hereof and you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, performance, or achievements. We undertake no obligation to update any of these forward-looking statements for any reason after the date of this Proxy Statement or to conform these statements to actual results or revised expectations, except as required by law. Undue reliance should not be placed on forward-looking statements.

PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all the information that you should consider, and you should read the entire Proxy Statement before voting.
Proposals to be Voted On and Board Voting Recommendations

Voting Matter	Board Recommendation	Page
PROPOSAL 1: ELECTION OF DIRECTORS

Our Board of Directors is currently comprised of nine members. In accordance with our Amended and Restated Certificate of Incorporation, beginning with our 2024 annual meeting, each member of our Board of Directors shall be elected for terms expiring at the next succeeding annual meeting of the stockholders, with each director to hold office until his or her successor shall have been duly elected and qualified. We are asking our stockholders to elect nine of our directors for a one-year term expiring at the 2025 annual meeting of stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation, disqualification or removal.
	FOR all nominees	29
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We are asking our stockholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2024.	FOR ratification of the appointment	35
PROPOSAL 3: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS We are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our named executive officers.	FOR approval on an advisory basis	38
PROPOSAL 4: APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION We are asking our stockholders to approve the proposed amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the company as permitted pursuant to recent amendments to the Delaware General Corporation Law (the “DGCL”).	FOR approval of the proposed amendment to our Amended and Restated Certificate of Incorporation	39
PROPOSAL 5: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS We are asking our stockholders to vote, on a non-binding advisory basis, on the frequency of future stockholder advisory votes on the compensation of our named executive officers.	1 YEAR	40

Key Business Highlights
We are a leading digital healthcare company that is in the business of designing, developing, and commercializing device- based technology to provide cardiac monitoring services that we believe allow clinicians to diagnose certain arrhythmias quicker and with greater efficiency than other services that rely on traditional technology.
We have developed a proprietary system that combines an FDA-cleared and CE-marked, wire-free, patch-based, 14-day wearable biosensor that continuously records electrocardiogram (“ECG”) data with a proprietary, FDA-cleared, CE-marked cloud-based data analytic software to help physicians monitor patients and diagnose arrhythmias (collectively, the “Zio System”). We have provided our Zio ambulatory cardiac monitoring services, including long-term continuous monitoring, short-term continuous monitoring, and mobile cardiac telemetry (“MCT”) monitoring services (collectively, the “Zio Services”), using our Zio System. These services are offered through three Zio System options — the Zio Monitor System, the Zio XT System, and the Zio AT System.
Since first receiving clearance from the U.S. Food and Drug Administration (“FDA”) for our technology in 2009, we have supported physician and patient use of our technology and provided ambulatory cardiac monitoring services from our Medicare-enrolled independent diagnostic testing facilities (“IDTFs”) and with our qualified technicians. Over this period of time, we have provided the Zio Services to over six million patients and have collected over 1.8 billion hours of curated heartbeat data.
In 2023, we continued to drive significant growth in our core business, and we believe that our ongoing accomplishments and investments will provide the foundation for sustained value creation over the long term. Over the past five years, our revenue compound annual growth rate, or CAGR, grew over 27%, reflecting continued resilience amid various micro- and macro-economic challenges. Our significant financial and operational highlights for 2023 included:
Accelerated momentum in core U.S. commercial business
•Grew full year 2023 patient registrations by 24% compared to full year 2022;
•Drove record full year of new account onboarding for Zio long-term continuous monitoring (“LTCM”) service in the United States;
•Launched our next generation Zio Monitor patch that builds on the high performance of Zio XT, together with an enhanced Zio Monitor Service that includes an updated patient experience to simplify enrollment and improve patient case management, and a refreshed patient mobile application; and
•Published the Cardiac Ambulatory Monitor EvaLuation of Outcomes and Time to Events (“CAMELOT”) study in the peer-reviewed American Heart Journal in December 2023, demonstrating higher clinical diagnostic yield and lower odds of retesting with Zio LTCM compared to other LTCM as well as to event recorder, mobile cardiac telemetry, and Holter.
Advanced initiatives within growth pillars to drive future value creation
•Zio Monitor System granted high medical needs designation by the Japanese Ministry of Health, Labour, and Welfare - reflecting recommendation by the Japanese Heart Rhythm Society - and we submitted a Shonin pre-market application to the Japanese Pharmaceutical and Medical Device Agency for regulatory approval in Japan;
•Received European Union CE marking under Medical Devices Regulation for the Zio monitor and Zio ECG Utilization Software (“ZEUS”) System, which supports the capture and analysis of ECG data recorded by the Zio Monitor patch at the end of the wear period;
•Opened a global business services center in Manila, Philippines, to position us to maintain patient satisfaction, scale globally, and perform more efficiently; and
•Generated additional published evidence of feasibility supporting the potential to expand into predictive models.
Operated with discipline and efficiency to drive financial sustainability
•Revenue of $492.7 million increased by approximately 20% compared to full year 2022;
•Gross margin of 67.3% decreased by 120-basis point compared to full year 2022;

•Net loss of $123.4 million reflected an increased loss of $7.3 million compared to full year 2022;
•Adjusted EBITDA of ($4.9) million reflected a $6.4 million improvement compared to full year 2022; and
•Cash, cash equivalents, and marketable securities balance of $133.8 million as of December 31, 2023.
Key Financial Metrics
(1) Adjusted EBITDA calculated as net loss or income excluding interest, taxes, depreciation and amortization, stock-based compensation expense, impairment and restructuring charges, and business transformation costs. Adjusted EBITDA margin calculated as adjusted EBITDA as a percentage of net revenues. For further discussion refer to the section titled “Non-GAAP Financial Measures.”
We continue to create and build long-term value for our stockholders. The following depicts our relative Total Stockholder Return (“TSR”) for the one, three and five-year periods ending on December 31, 2023 (represented by the red dot), compared to the S&P Healthcare Equipment Select Industry Index for the same periods.

Corporate Governance Highlights
We are committed to good corporate governance, which strengthens the accountability of our Board of Directors and promotes the long-term interests of our stockholders. Key elements of our independent board and leadership practices are outlined below, and discussed further in this proxy statement:

Independent Chairman of the Board
Abhijit Y. Talwalkar serves as the independent chairperson of our Board of Directors. Our Board of Directors believes that Mr. Talwalkar’s deep technology knowledge and extensive experience in executive and board leadership roles at other technology companies make him well qualified to serve as chair of our Board of Directors.

Independent Board and Committee Oversight
Our Corporate Governance Guidelines provide that there will at all times be a majority of independent directors on our Board of Directors. A majority of our current directors are independent (eight out of nine directors). Our independent directors conduct regular executive sessions. All committees of the Board of Directors are composed of independent directors.

Board Diversity
In evaluating potential members of the Board of Directors, including directors who are eligible for re-election, our Nominating and Corporate Governance committee takes into account diversity including professional background, education, race, ethnicity, and gender.

The Nominating and Corporate Governance Committee, and any search firm it engages, will include women, minority and underrepresented community candidates in the pool of each director search.

Comprehensive Risk Oversight Practices and Review of Internal Controls
Our Board of Directors oversees our comprehensive risk oversight practices, including cybersecurity, data privacy, compensation, legal and regulatory matters, compensation-related and other critical evolving areas. Our Board of Directors executes its oversight responsibility directly and through its committees, particularly the Audit Committee and the Compensation and Human Capital Management Committee.

Environmental, Social and Governance Matters	Our Nominating and Corporate Governance committee oversees iRhythm’s strategies, activities, risks and opportunities related to ESG matters.
Robust Board Evaluation Process
Our Board of Directors and each of its committees conducts annual self-evaluations to assess performance. Such evaluations help inform board practices and assist the Board of Directors and its committees in identifying how it can improve.

Declassified Board of Directors	Each member of our Board of Directors serves a one-year term and is subject to re-election at each annual meeting.
Ownership Guidelines	Each member of our Board of Directors is required to comply with robust stock ownership guidelines.

Board of Directors Highlights
Our Board of Directors was composed of nine directors during 2023 following the appointments of Mojdeh Poul and Brian Yoor in June 2023. Our directors each serve a one-year term and are subject to re-election at each annual meeting. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal.
2023 Director Board Composition and Diversity

Board Independence	Board Tenure	Age Mix
Independent Directors: 8 Non-Independent Directors: 1	Average Tenure: 4.7 Years 0-3 Years: 4 3-5 Years: 0 6+ Years: 5	Average Age: 63 40-49 Years: 1 50-59 Years: 1 60-69 Years: 5 70-79 Years: 1 80-89 Years: 1
See below for the diversity matrix of our Board of Directors as of March 27, 2024. The diversity matrix for our Board of Directors as of April 12, 2023 is available in our proxy statement for our 2023 annual meeting of stockholders, filed with the SEC on April 12, 2023:

33% Gender Diversity	22% Racial Diversity	44% Overall Diversity

	Female	Male
Directors (total: 9)	3	6
Demographic Background
Asian	1	1
White	2	5

Director Nominee Expertise, Skills, and Experience
Our director nominees possess relevant individual experiences, qualifications and skills that allow the Board of Directors to effectively oversee the company’s strategy and management. Our directors’ principal areas of expertise include:

Skill	Abhijit Y. Talwalkar (Chairman)	Quentin Blackford	Bruce G. Bodaken	Karen Ling	C. Noel Bairey Merz, M.D.	Mojdeh Poul	Mark J. Rubash	Ralph Snyderman, M.D.	Brian Yoor
Healthcare/Medical Device Industry		X	X	X	X	X	X	X	X
Technology and Data Security	X						X		X
Marketing & Commercial		X			X	X		X
Senior Leadership	X	X	X	X	X	X	X	X	X
Finance	X	X	X			X	X	X	X
Public Company Governance	X	X	X	X		X	X	X	X
Global Operations	X	X		X		X	X		X
Medical Experience					X			X
Regulatory & Compliance					X	X		X
Human Capital Management	X	X	X	X		X		X	X
Enterprise Risk Management	X	X	X				X		X
Environmental, Social & Governance	X		X	X		X	X

Skill Matrix - Definitions

Skill	Definition	Percentage of the Current Board with the Relevant Skill
Healthcare/Medical Device Industry	Management-level experience in an industry involving healthcare products or services, including medical devices and IDTF/MCT services.	89%
Technology and Data Security	Significant experience or expertise in the use and deployment of technologies to facilitate business objectives, including cybersecurity and data privacy.	33%
Marketing & Commercial	Significant strategic or management experience in the sales and marketing of medical devices and/or provision of services as an IDTF, and an understanding of the reimbursement environment in the United States and regions the Company has identified as potential areas for growth and expansion.	44%
Senior Leadership	Experience in a senior management position, preferably a C-level executive (i.e., chief executive officer, etc.), at a publicly traded or private company with global operations, or other large complex organization (such as government, academic institution or not-for-profit).	100%
Finance	Significant experience in senior management positions, preferably a C-level executive (i.e., chief executive officer, chief financial officer or chief accounting officer, etc.), requiring financial knowledge and analysis, including in accounting, corporate finance, treasury functions or risk management from a financial perspective.	78%
Public Company Governance	Experience in and understanding of the Board of Directors’ oversight and fiduciary responsibilities and other key corporate governance matters for public companies in the healthcare and/or medical device industry, including legal and regulatory obligations and risks.	89%
Global Operations	Significant strategic or management experience in an organization that operates internationally, especially on a broad basis and/or in the geographic regions the company has identified as potential areas for growth and expansion.	67%
Medical Experience	A medical degree and significant work experience as a cardiac EP or cardiologist or expertise with personalized health care.	22%
Regulatory and Compliance	Significant work experience with relevant regulatory requirements involving the development and distribution of medical devices or the development and provision of IDTF/MCT services.	33%
Human Capital Management	Significant work experience in senior management positions with responsibility for, or to oversee, the Human Resources function (i.e., Chief Human Resources Officer or Chief Executive Officer with a Chief Human Resources Officer as a direct report) for an organization that operates in the US and internationally, including responsibility for attracting, developing, motivating and retaining high-quality people, compensation, DE&I, and succession planning.	78%
Enterprise Risk Management	Experience overseeing corporate risk management process, including the effective identification, prioritization, and management of a broad spectrum of risks relevant to the company.	56%
Environmental, Social & Governance	Experience in environmental, social and broader governance matters to facilitate the long-term sustainability of the company’s business and enable the company to address the needs of various stakeholders.	56%

Environment, Social and Governance Highlights
We believe that effectively managing ESG risks and opportunities drives business success, and that when fully integrated into the business, ESG can provide a competitive advantage. In 2022, we set out on a journey to develop iRhythm’s approach to ESG by conducting an ESG Priority Assessment to identify the ESG priority topics that are important to internal and external stakeholders. We also began operationalizing ESG within the organization by forming an ESG Steering Committee and multiple ESG Working Groups, which focus on specific ESG substantive areas or work streams. In addition, in 2023, we established formal board oversight of ESG by revising the charters of two committees of our Board of Directors, including the Nominating and Corporate Governance Committee and the Compensation and Human Capital Management Committee. We continue to work as an organization to advance our strategic ESG roadmap by pursuing ESG work streams.
During 2023 Institutional Shareholder Services group of companies (ISS) provided iRhythm with “Prime” status for the first time. Prime status is for companies achieving what ISS determines to be best in class ESG performance, based on sector exposure to environmental, social and governance impacts.
Our strategic ESG roadmap is continuously evolving based on progress, feedback, and business and external environment changes, and as we move forward, we plan to regularly review and revisit our ESG priority topics, our ESG measures and initiatives, and any ESG goals so that we can dynamically support the success of our business by addressing those topics, that make our business more sustainable. We believe that advancing the interests of our stakeholders supports the sustainability and success of our business, and so as we implement our ESG program, we plan to regularly consult internal and external stakeholders to take into account the views and perspectives of those groups that are critical to our business and which we impact by virtue of operating our business, our employees, customers, suppliers, investors, communities and others.

PRELIMINARY PROXY STATEMENT DATED MARCH 27, 2024
SUBJECT TO COMPLETION
IRHYTHM TECHNOLOGIES, INC.
699 8th Street, Suite 600
San Francisco, California 94103
PROXY STATEMENT FOR THE 2024 ANNUAL MEETING OF STOCKHOLDERS
April [ ], 2024
Information About Solicitation and Voting
The accompanying proxy is solicited on behalf of the Board of Directors of iRhythm Technologies, Inc. for use at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually at www.virtualshareholdermeeting.com/IRTC2024 on Wednesday, May 29, 2024, at 9:00 a.m. Pacific Time, and any adjournment or postponement thereof. The Notice of Internet Availability of Proxy Materials and this Proxy Statement for the Annual Meeting (the “Proxy Statement”) and the accompanying form of proxy were first distributed and made available on the Internet to stockholders on or about April [ ], 2024. Our Annual Report for the fiscal year ended December 31, 2023 is available with this Proxy Statement by following the instructions in the Notice of Internet Availability of Proxy Materials. References to our website in this Proxy Statement are not intended to function as hyperlinks and the information contained on our website is not intended to be incorporated into this Proxy Statement.

Internet Availability of Proxy Materials
In accordance with U.S. Securities and Exchange Commission (“SEC”) rules, we are using the Internet as our primary means of furnishing proxy materials to stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send these stockholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how stockholders may obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly and helps in conserving natural resources.

General Information About the Meeting
Purpose of the Annual Meeting
You are receiving this Proxy Statement because our Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting with respect to the proposals described in this Proxy Statement. This Proxy Statement includes information that we are required to provide to you pursuant to the rules and regulations of the SEC and is designed to assist you in voting your shares.
We intend to ensure that our stockholders are afforded the same rights and opportunities to participate virtually as they would at an in-person meeting. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting because they can join with any Internet-connected device from any location around the world at no cost. Our virtual meeting format helps us engage with all stockholders regardless of size, resources, or physical location, saves us and stockholders’ time and money, and reduces our environmental impact.

Record Date; Quorum
Only holders of record of our common stock at the close of business on April 3, 2024, (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had [ ] shares of common stock outstanding and entitled to vote. At the close of business on the Record Date, our directors and executive officers and their respective affiliates beneficially owned and were entitled to vote [ ] shares of common stock at the Annual Meeting, or approximately [ ]% of the voting power of the shares of our common stock outstanding on such date. For at least ten days prior to the Annual Meeting, a complete list of the stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose relating to the Annual Meeting during ordinary business hours at our headquarters, at 699 8th Street, Suite 600, San Francisco, California 94103.
The holders of a majority of the voting power of the shares of our common stock entitled to vote at the Annual Meeting as of the Record Date must be present at the Annual Meeting in order to hold the Annual Meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you are present and vote in person at the Annual Meeting or if you have properly submitted a proxy.

Participating in the Annual Meeting
•Instructions on how to attend the Annual Meeting are posted at www.proxyvote.com.
•You may log in to the meeting platform beginning at 8:45 a.m. Pacific Time on May 29, 2024. The meeting will begin promptly at 9:00 a.m. Pacific Time.
•You will need the 16-digit control number provided in your proxy materials to attend the Annual Meeting at www.virtualshareholdermeeting.com/IRTC2024.
•Stockholders of record and beneficial owners as of the Record Date may vote their shares electronically during the Annual Meeting.
•If you wish to submit a question during the Annual Meeting, log into the virtual meeting platform at www.virtualshareholdermeeting.com/IRTC2024, type your question into the “Ask a Question” field, and click “Submit.” If your question is properly submitted during the relevant portion of the meeting agenda, we will respond to your question during the live webcast, subject to time constraints. Questions that are substantially similar may be grouped and answered together to avoid repetition. We reserve the right to exclude questions that are irrelevant to meeting matters, irrelevant to the business of iRhythm, or derogatory or in bad taste; that relate to pending or threatened litigation; that are personal grievances; or that are otherwise inappropriate (as determined by the chair of the Annual Meeting). A webcast replay of the Annual Meeting, including the Q&A session, will be archived on the “Investor Relations” section of our website, which is located at https://investors.irhythmtech.com.
•If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), we will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/IRTC2024. If you encounter technical difficulties accessing our meeting or asking questions during the meeting, a support line will be available on the login page of the virtual meeting website.

Voting Rights; Required Vote
In deciding all matters at the Annual Meeting, as of the close of business on the Record Date, each share of common stock represents one vote. We do not have cumulative voting rights for the election of directors. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the stockholder of record and (ii) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee.
Stockholder of Record: Shares Registered in Your Name. If, on the Record Date, your shares were registered directly in your name with our transfer agent, Equiniti Trust Company, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the Annual Meeting or vote by telephone, through the Internet or, if you request or receive paper proxy materials, by filling out and returning the proxy card.
Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If, on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account, and your nominee has enclosed or provided voting instructions for you to use in directing it on how to vote your shares. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the Annual Meeting. Because you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the Annual Meeting.
Each director will be elected by a plurality of the votes cast, which means that the nine individuals nominated for election to our Board of Directors at the Annual Meeting receiving the highest number of “FOR” votes will be elected. You may vote “FOR ALL NOMINEES,” “WITHHOLD AUTHORITY FOR ALL NOMINEES,” or vote “FOR ALL EXCEPT” one or more of the nominees you specify. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, will be obtained if the affirmative vote of a majority of the shares of our common stock present in attendance or by proxy at the virtual Annual Meeting and entitled to vote thereon vote for approval. Approval, on a non-binding advisory basis, of the compensation of our named executive officers (“NEOs”) will be obtained if the majority of the shares of our common stock present in attendance or by proxy at the virtual Annual Meeting and entitled to vote thereon vote for approval. Approval of an amendment to our Amended and Restated Certificate of Incorporation will be obtained if holders of a majority of our outstanding shares vote “FOR” the proposal at the Annual Meeting. You may vote for holding the non-binding advisory vote to approve the compensation of our NEOs every “1 YEAR,” “2 YEARS,” or “3 YEARS,” or vote for “ABSTAIN.” The frequency receiving the greatest number of votes cast by stockholders at the Annual Meeting will be deemed to be the preferred frequency option of our stockholders.

Recommendations of Our Board of Directors on Each of the Proposals Scheduled to be Voted on at the Annual Meeting

PROPOSAL		BOARD RECOMMENDATION	PAGE REFERENCE
Proposal No. 1	The election of the nine directors named in this Proxy Statement.	FOR ALL NOMINEES	29
Proposal No. 2	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024.	FOR	35
Proposal No. 3	The approval, on a non-binding advisory basis, of the compensation of our NEOs.	FOR	38
Proposal No. 4	The approval of an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain officers of the company as permitted pursuant to recent amendments to the DGCL.	FOR	39
Proposal No. 5	The selection, on a non-binding advisory basis, of whether future advisory votes on the compensation of our NEOs should be every 1, 2, or 3 years.	1 YEAR	40
None of our non-employee directors have any substantial interest in any matter to be acted upon except with respect to the directors so nominated. None of our executive officers have any substantial interest in any matter to be acted upon other than Proposal No. 3, Proposal No. 4 and Proposal No. 5.

Abstentions and Withhold Votes; Broker Non-Votes
Under Delaware law, abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. At the Annual Meeting, abstentions or withhold votes will have no effect on Proposal No. 1, Proposal No. 2, Proposal No. 3 or Proposal No. 5 and will have the same effect as a vote against Proposal No. 4.
Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Under Delaware law, broker non-votes are counted as present and entitled to vote for purposes of determining whether a quorum is present. However, brokers have limited discretionary authority to vote shares that are beneficially owned. While a broker is entitled to vote shares held for a beneficial owner on “routine” matters without instructions from the beneficial owner of those shares, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on “non-routine” matters. At our Annual Meeting, only Proposal No. 2 is considered a routine matter and brokers have discretionary authority to vote shares that are beneficially owned on Proposal No. 2. If a broker chooses not to vote shares for or against Proposal No. 2, it will have the same effect as an abstention. The other proposals presented at the Annual Meeting are non-routine matters. Broker non-votes are not deemed to be shares entitled to vote on and will have no effect on the outcome of Proposal No. 1, Proposal No. 3 and Proposal No. 5 and will have the same effect as a vote against Proposal No. 4.

Voting Instructions; Voting of Proxies

Vote By Internet	Vote By Telephone or Internet	Vote By Mail
You may vote via the virtual meeting website - any stockholder can attend the Annual Meeting by visiting www.virtualshareholdermeeting.com/IRTC2024 where stockholders may vote and submit questions during the meeting. The meeting starts at 9:00 a.m. Pacific Time. Please have your 16-Digit Control Number to join the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.proxyvote.com.
You may vote by telephone or through the Internet - in order to do so, please follow the instructions shown on your proxy card.
You may vote by mail - if you request or receive a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and promptly return it in the envelope provided or, if the envelope is missing, please mail your completed proxy card to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, New York 11717.Your completed, signed, and dated proxy card must be received prior to the Annual Meeting.

Votes submitted by telephone or through the Internet must be received by 8:59 p.m. Pacific Time /11:59 p.m. Eastern on May 28, 2024. Submitting your proxy, whether by telephone, through the Internet or, if you request or receive a paper proxy card, by mail will not affect your right to vote in person should you decide to attend the Annual Meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct your nominee on how to vote your shares. Your vote is important. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure that your vote is counted.
All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board of Directors stated above.
If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, broker non-votes will be counted for the purpose of establishing a quorum for the Annual Meeting.
If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone, through the Internet, or by mail. If you requested or received paper proxy materials and you intend to vote by mail, please complete, sign, and return each proxy card you received to ensure that all of your shares are voted.
We strongly recommend that you vote your shares in advance of the meeting as instructed above, even if you plan to attend the Annual Meeting virtually.

Revocability of Proxies
A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by:
•delivering to our Corporate Secretary by mail a written notice stating that the proxy is revoked;
•signing and delivering a proxy bearing a later date;
•voting again by telephone or through the Internet; or
•attending virtually and voting during the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Expenses of Soliciting Proxies
We will pay the expenses of soliciting proxies, including preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any other information furnished to stockholders. Following the original mailing of the soliciting materials, we and our agents, including directors, officers, and other employees, without additional compensation, may solicit proxies by mail, email, telephone, facsimile, by other similar means, or in person. Following the original mailing of the soliciting materials, we will request brokers, custodians, nominees, and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials or vote through the Internet, you are responsible for any Internet access charges you may incur.

Voting Results
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final results will be tallied by the inspector of elections and filed with the SEC in a current report on Form 8-K within four business days of the Annual Meeting.

Corporate Governance Standards and Director Independence
We are strongly committed to good corporate governance practices. These practices provide an important framework within which our Board of Directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Principles
Our Board of Directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the Company. Among other things, our Corporate Governance Guidelines provide:
•To satisfy their duty in overseeing company management and the ethical operation of the company, the directors will take a proactive, focused approach to their position, and set standards to ensure that the company is committed to business excellence, ethical and honest conduct, and highest levels of integrity.
•There will at all times be a majority of independent directors serving on the Board of Directors. Eight out of nine of our directors at the time of the Annual Meeting are independent.
•The Board of Directors shall have responsibility for succession planning concerning the Chief Executive Officer, and the company’s NEOs and the Compensation and Human Capital Management Committee shall plan for and conduct reviews with respect to succession planning for other key employees identified by the Chief Executive Officer.
•The Audit Committee, Compensation and Human Capital Management Committee and Nominating and Corporate Governance Committee must each be, and currently are, composed of a majority of independent directors.
•The Nominating and Corporate Governance Committee and the Board of Directors will evaluate each individual director or potential director in the context of the membership of the Board of Directors as a group, with the objective of having a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of background and experience in the various areas.
Our Corporate Governance Guidelines are available without charge on the “Investor Relations” section of our website, which is located at https://investors.irhythmtech.com, by clicking “Governance Documents and Charters” in the “Governance” section of our website. Our Nominating and Corporate Governance Committee reviews the Corporate Governance Guidelines periodically, and changes are recommended to our Board of Directors as warranted.

Board of Directors and Committee Self-Evaluations
Throughout the year, our Board of Directors discusses corporate governance practices with management and third-party advisors, including the company’s outside legal counsel, to ensure that the Board of Directors and its committees follow practices that are optimal for the company and its stockholders. Based on an evaluation process established and implemented by our Nominating and Corporate Governance Committee pursuant to the committee’s authority set forth in its charter, the Board of Directors, each committee thereof and each director conduct an annual self-evaluation in order to determine whether the Board of Directors and its committees and directors are functioning effectively. The Nominating and Corporate Governance Committee is responsible for establishing the evaluation criteria and implementing the process for this evaluation, as well as considering other corporate governance principles that may, from time to time, merit consideration by the Board of Directors.
The assessment of the Board of Directors is administered by the chairman of the Board of Directors, and Committee assessments are administered by the applicable chairperson of each committee.
The Board of Directors and committees assess, on an annual basis, several factors they believe to be essential in the effective performance of the Board of Directors and each committee, including:
•overall effectiveness of the Board of Directors and its committees, including in relation to progress in addressing the annual board or committee priorities;
•structure and composition of the Board of Directors and committees, including with respect to director independent, skills and diversity;
•effective oversight and risk management;
•sufficient and substantive communications between the Board of Directors and the company’s management;
•facilitation of board impact on stockholder value creation; and
•suggested improvements and best practices for the Board of Directors or committees.
The Nominating and Corporate Governance Committee reviews evaluations of the Board of Directors, and each committee reviews its respective report. All evaluation responses are shared with the full Board of Directors. Following the annual evaluation process, the Board of Directors and its committees assess the opportunities and suggestions provided in the feedback received and implement updates and changes as appropriate.

Board Nomination Process
The Board of Directors considers any nominations of director candidates validly made by stockholders in accordance with applicable laws, rules and regulations and the provisions of the company’s bylaws.
In accordance with the Nominating and Corporate Governance Charter, the Nominating and Corporate Governance Committee determines and make recommendations to the full Board of Directors for its approval, the desired qualifications, qualities, skills and other expertise required to be considered in selecting nominees for director, such as character, professional ethics and integrity, judgment, business acumen, proven achievement and competence in one’s field, the ability to exercise sound business judgment, tenure on the Board of Directors and skills that are complementary to the Board of Directors, an understanding of the company’s business, an understanding of the responsibilities that are required of a member of the Board of Directors, other time commitments, diversity with respect to professional background, education, race, ethnicity, gender, being a member of an underrepresented community, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board of Directors.
Further, the Nominating and Corporate Governance Committee searches for, identifies, evaluates and selects, or recommends for the selection by the Board of Directors, candidates to fill new positions or vacancies on the Board of Directors consistent with the company’s director criteria, as included in the Corporate Governance Guidelines, and reviews any candidates recommended by stockholders, provided such stockholder recommendations are made in compliance with the Corporation’s bylaws and its stockholder nominations and recommendations policies and procedures. The Nominating and Corporate Governance Committee shall select prospective members of the Board of Directors that are of high character and integrity. As stated in our Corporate Governance Guidelines, the composition of the Board of Directors should reflect a diversity of background and experience to best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment. Accordingly, the Nominating and Corporate Governance Committee, and any search firm it engages, will include women, minority and underrepresented community candidates in the pool of each director search.

Board Succession
The Nominating and Corporate Governance Committee evaluates the current size, composition, organization and governance of the Board of Directors and its committees, determines future requirements and makes recommendations to the Board of Directors for approval consistent with our director criteria.
As part of the refreshment process for the Board of Directors, the Nominating and Corporate Governance Committee evaluates the performance of individual members of the Board of Directors eligible for re-election, and selects, or recommends for the selection by the Board of Directors, the director nominees for election to the Board of Directors by the stockholders at the company’s annual meeting of stockholders or any special meeting of stockholders at which directors are to be elected.
We also develop and review periodically the policies and procedures for considering stockholder nominees for election to the Board of Directors, and we evaluate and recommend termination of membership of individual directors for cause or for other appropriate reasons.
The Nominating and Corporate Governance Committee does not have a written policy on the consideration of director candidates recommended by stockholders. It is the view of the Board of Directors that all candidates, whether recommended by a stockholder or the Nominating and Corporate Governance Committee, shall be evaluated based on the same established criteria for persons to be nominated for election to the Board of Directors and its committees. The established criteria for persons to be nominated for election to the Board of Directors and its committees, taking into account the composition of the Board of Directors as a whole, at a minimum, includes:
•character, professional ethics and integrity, judgment, and business acumen;
•proven achievement and competence in the candidate’s field;
•the ability to exercise sound business judgment;
•tenure on the Board of Directors and skills that are complementary to the Board of Directors;
•an understanding of the company’s business;
•an understanding of the responsibilities that are required of a member of the Board of Directors;
•other time commitments;
•diversity with respect to professional background, education, race, ethnicity, gender, being a member of an underrepresented community, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on the Board of Directors; and
•for incumbent members of the Board, the past performance of the incumbent director.
In addition, the Nominating and Corporate Governance Committee and the Board of Directors consider a candidate’s experience in the healthcare industry and other relevant industries. The priorities and emphasis of the Nominating and Corporate Governance Committee and of the Board of Directors with regard to these factors change from time to time to take into account changes in the company’s business and other trends, as well as the portfolio of skills and experience of current and prospective members of the Board of Directors. The Nominating and Corporate Governance Committee and the Board of Directors review and assess the continued relevance of and emphasis on these factors as part of the Board of Directors’ annual self-assessment process and in connection with candidate searches to determine if they are effective in helping to satisfy the Board of Directors’ goal of creating and sustaining a Board of Directors that can appropriately support and oversee the company’s activities.

Independence of Directors
The listing rules of the Nasdaq Stock Market LLC (“Nasdaq”) generally require that independent directors constitute a majority of a listed company’s Board of Directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be an “independent director.” Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Additionally, compensation committee members must not have a relationship with the listed company that is material to the director’s ability to be independent from management in connection with the duties of a compensation committee member.
In addition, Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors determined that each of our directors other than Mr. Blackford are “independent directors” as defined under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing requirements and rules of Nasdaq. In making these determinations, our Board of Directors reviewed and discussed information provided by the directors and by us with regard to each director’s business and personal activities and relationships as they may relate to us and our management, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section titled “Certain Relationships and Related Party Transactions.”

Board Leadership Structure
Our Corporate Governance Guidelines provide that our Board of Directors shall be free, in accordance with our bylaws, to choose its chairperson in any way that it considers in the best interests of our company, and in making this determination, directors may take into consideration the interests of other stakeholders.
Currently, our Board of Directors believes that it should maintain flexibility to select the chairperson of our Board of Directors and adjust our board leadership structure from time to time.

Independent Chairperson of our Board	Chief Executive Officer
Abhijit Y. Talwalkar has served as the independent chairperson of our Board of Directors since May 2016.

Our Board of Directors believes that Mr. Talwalkar’s deep technology knowledge and extensive experience in executive and board leadership roles at other technology companies make him well qualified to serve as chair of our Board of Directors.
Quentin Blackford has served our Chief Executive Officer since October 2021. As CEO, Mr. Blackford manages the business of the company and executes the strategy developed with our Board of Directors.
Our Corporate Governance Guidelines also provide that, when the Board of Directors does not have an independent chairperson, our Board of Directors will appoint a “lead independent director.” In the event a lead independent director is appointed, he or she will be responsible for calling separate meetings of the independent directors, serving as chairperson of meetings of independent directors, serving as the principal liaison between the chairperson of the Board of Directors and the independent directors, being available for consultation and direct communication with major stockholders as requested and performing such other responsibilities as may be designated by a majority of the independent directors from time to time.

Presiding Director of Non-Employee Director Meetings
The non-employee directors meet in regularly scheduled executive sessions without management directors or management to promote open and honest discussion. Our independent chairman, currently Mr. Talwalkar, is the presiding director at these meetings.

Committees of Our Board of Directors
Our Board of Directors has established an Audit Committee, a Compensation and Human Capital Management Committee, and a Nominating and Corporate Governance Committee. The composition and responsibilities of each committee are described below. Each of these committees has a written charter approved by our Board of Directors. Copies of the charters for each committee are available, without charge, in the “Investor Relations” section of our website, which is located at https://investors.irhythmtech.com, by clicking on “Governance Documents and Charters” in the “Governance” section of our website. Members serve on these committees until their resignations or until otherwise determined by our Board of Directors. Our Board of Directors also has a Special Committee which meets on an ad hoc basis, as further described below.

COMMITTEE MEMBERSHIPS
Current Members	Audit Committee	Compensation and Human Capital Management Committee	Nominating and Corporate Governance Committee
Abhijit Y. Talwalkar		●	●
C. Noel Bairey Merz, M.D.		●
Bruce G. Bodaken		●	○
Karen Ling		○
Mojdeh Poul	●
Mark J. Rubash	○		●
Ralph Snyderman, M.D.	●
Brian Yoor	●
Total Meetings Held in 2023	7	9	4
Average Meeting Attendance	100%	97%	100%
○ Chair ● Member

Board and Committee Meetings and Attendance
Our Board of Directors and its committees meet regularly throughout the year; they also hold special meetings and act by written consent from time to time. During fiscal 2023, our Board of Directors met seven times, the Audit Committee met seven times, the Compensation and Human Capital Management Committee met nine times, and the Nominating and Corporate Governance Committee met four times. During fiscal 2023, each member of our Board of Directors attended at least 75% of the aggregate of all meetings of our Board of Directors and of all meetings of committees of our Board of Directors on which such member served that were held during the period in which such director served.

Board Attendance at Annual Stockholders’ Meeting
Our policy is to invite and encourage each member of our Board of Directors to be present at our annual meetings of stockholders. All of our then-current directors attended the 2023 annual meeting of stockholders.
Audit Committee
Our Audit Committee is composed of Mojdeh Poul, Mark J. Rubash, Ralph Snyderman, M.D. and Brian Yoor. Mr. Rubash is the chair of our Audit Committee. The members of our Audit Committee meet the independence requirements under Nasdaq and SEC rules and regulations. Each member of our Audit Committee is financially proficient. In addition, our Board of Directors has determined that Mr. Rubash is an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended. This designation does not impose any duties, obligations or liabilities that are greater than those generally imposed on other members of our Audit Committee and our Board of Directors.
Our Audit Committee is responsible for, among other things, overseeing:
•our accounting and financial reporting processes and internal controls over financial reporting, as well as the audit and integrity of our financial statements;
•the qualifications, independence and performance of our registered public accounting firm;
•the design, implementation and performance of our internal audit function, if any;
•our compliance with applicable law (including U.S. federal securities laws and other legal and regulatory requirements);
•all matters related to the security of and risks related to computerized information and technology systems across our company, as well as by product and/or service (including privacy, data security, and cybersecurity matters); and
•risk assessment and risk management program, policies and procedures.
Compensation and Human Capital Management Committee
Our Compensation and Human Capital Management Committee is composed of C. Noel Bairey Merz, M.D., Bruce G. Bodaken, Karen Ling and Abhijit Y. Talwalkar. Ms. Ling is the chair of our Compensation and Human Capital Management Committee. The members of our Compensation and Human Capital Management Committee meet the independence requirements under Nasdaq and SEC rules and regulations. Each member of this committee is also a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act. Our Compensation and Human Capital Management committee is responsible for, among other things:
•providing oversight of our compensation policies, plans and benefits programs and overall compensation philosophy;
•overseeing our strategies and policies related to the management of human capital;
•discharging the Board of Directors’ responsibilities relating to (1) review and recommendations to the Board of Directors regarding the compensation of our Chief Executive Officer and the non-employee directors and (2) the evaluation and approval of compensation of the other individuals who are deemed to be “officers” under Rule 16a-1(f) promulgated under the Exchange Act, or the executive officers; and
•administering our cash- and equity-based compensation plans for our directors, executive officers, and employees and granting equity awards pursuant to plans approved by our stockholders or outside of such plans.
Our Board of Directors has also established an equity award grant committee that is composed of our Chief Executive Officer, our Chief Financial Officer and our Chief People Officer (which for purposes of this committee is currently filled by our Vice President of Total Rewards & HR Operations), to make ordinary course equity awards grants to employees that are not our executive officers or non-employee directors, subject to certain limitations on the equity grant amounts per grantee and aggregate grant amounts.

Compensation and Human Capital Management Committee Interlocks and Insider Participation
The members of our Compensation and Human Capital Management committee during the year ended December 31, 2023 included C. Noel Bairey Merz, M.D., Bruce G. Bodaken, Karen Ling and Abhijit Y. Talwalkar. None of the members of the Compensation and Human Capital Management Committee in fiscal 2023 was at any time during fiscal 2023 or at any other time an officer or employee of ours or any of our subsidiaries, and none had or have any relationships with us that are required to be disclosed under Item 404 of Regulation S-K. During fiscal 2023, none of our executive officers served as a member of our Board of Directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our Board of Directors or Compensation and Human Capital Management committee.
Nominating and Corporate Governance Committee
Our Nominating and Corporate Governance Committee is composed of Bruce G. Bodaken, Mark J. Rubash and Abhijit Y. Talwalkar. Mr. Bodaken is the chair of our Nominating and Corporate Governance Committee. The members of our Nominating and Corporate Governance Committee meet the independence requirements under Nasdaq and SEC rules and regulations. Our Nominating and Corporate Governance Committee is responsible for, among other things:
•assisting the Board of Directors in identifying, considering and recommending candidates for membership on the Board of Directors;
•recommending members for each committee of the Board of Directors;
•developing and maintaining corporate governance policies applicable to the company, and any related matters required by applicable securities laws;
•overseeing the evaluation of the Board of Directors;
•advising the Board of Directors on corporate governance matters;
•overseeing our strategies, activities, risks and opportunities related to ESG matters; and
•reviewing and monitoring key public policy trends, issues, regulatory matters and other concerns that may affect the company.
Special Committee
Our special committee consists of Bruce G. Bodaken, Mark J. Rubash and Abhijit Y. Talwalkar. Mr. Talwalkar is the chair of our special committee. Our special committee is responsible for, among other things:
•overseeing investigations conducted by regulatory authorities and administrative proceedings or court actions related thereto;
•coordinating with management and outside legal counsel on litigation matters brought against us, including securities class action lawsuits;
•monitoring actions related to the FDA, Center for Medicare and Medicaid Services, Medicare Administrative Contractor, and other reimbursement activities; and
•reviewing employment matters including violations of our Code of Business Conduct and Ethics;
provided, that the special committee does not have authority to take or resolve to take final action on the above-listed matters and final action shall be determined by the full Board of Directors or, where applicable, a committee thereof.

Our Board of Directors’ Role in Risk Oversight
Our Board of Directors, as a whole, has responsibility for risk oversight, although the committees of our Board of Directors oversee and review risk areas that are particularly relevant to them. The risk oversight responsibility of our Board of Directors and its committees is supported by our management reporting processes, which are designed to provide visibility to our Board of Directors and to our personnel that are responsible for risk assessment and information about the identification, assessment and management of critical risks and management’s risk mitigation strategies. These areas of focus include competitive, economic, operational, financial (accounting, credit, investment, liquidity and tax), legal, regulatory, cybersecurity, privacy, compliance and reputational risks.

THE BOARD
Our Board of Directors reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, as well as reports from other third-party experts from time to time, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

AUDIT COMMITTEE
Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management. Our Audit Committee reviews our major financial and enterprise risk exposures, including technology, privacy, cybersecurity and other information technology risks, among other things, discusses with management, our independent auditor and our internal auditor guidelines and policies with respect to risk assessment and risk management.

COMPENSATION AND HUMAN CAPITAL MANAGEMENT COMMITTEE	GOVERNANCE COMMITTEE
Our Compensation and Human Capital Management Committee evaluates our major compensation-related risk exposure and the steps management has taken to monitor or mitigate such exposures.	Our Nominating and Corporate Governance Committee assesses risks relating to ESG matters.
We believe this division of responsibilities is an effective approach for addressing the risks we face and that our board leadership structure supports this approach. Each committee of our Board of Directors meets with key management personnel and representatives of outside advisors to oversee risks associated with their respective principal areas of focus.

Cybersecurity and Privacy Risk Oversight
Cybersecurity is an important part of our risk management at iRhythm. Our cybersecurity program includes mitigating risks for our company and for other companies that may have access to our data and systems. Our Board of Directors recognizes the critical importance of maintaining the trust and confidence of our customers, clients, business partners, and employees. The cybersecurity and privacy risk oversight responsibility of our Board of Directors and its committees is supported by our cybersecurity management reporting processes, which are designed to provide visibility to our Board of Directors and to our personnel that are responsible for risk assessment and information about the identification, assessment, and management of critical risks and management’s risk mitigation strategies. These areas of focus include risks from cybersecurity threats as well as competitive, economic, operational, financial, legal, regulatory, privacy, compliance, and reputational risks, among others. We understand that our customers, patients, and stakeholders entrust us with sensitive data, including Protected Health Information, and we take this responsibility seriously.
Our Board of Directors has an important role in the oversight of the company’s cybersecurity risk management and strategy and has delegated certain components of such oversight related to the security of and risks related to computerized information and technology systems across the company, as well as by risk area (including privacy, data security, and cybersecurity matters), to the Audit Committee, which regularly interacts with our Vice President of Cybersecurity (“VP of Cybersecurity”) and Chief Risk Officer (“CRO”). We also regularly engage external parties to assist in the review of our cybersecurity risk oversight processes.
We have established policies to govern the security of our systems and the protection of customer and patient data, which include regular system updates and patches, employee training on cybersecurity and HIPAA best practices, incident reporting, and the use of encryption to secure sensitive information. Our Cybersecurity department, which reports to our VP of Cybersecurity, is responsible for our cybersecurity program and our Global Risk & Integrity department, which reports to our CRO, is responsible for our privacy program as further discussed below. To identify, assess, and manage material cybersecurity risks, our Cybersecurity team uses a cybersecurity risk assessment process aligned with leading frameworks such as the National Institute of Standards and Technology’s (“NIST”) Cybersecurity Framework and HIPAA. To ensure appropriate and consistent risk evaluation and decision-making processes among our Cybersecurity and Global Risk & Integrity departments, we utilize an Adjusted Risk Rating (“ARR”) system that considers certain attributes that represent impact to the Company, and we prioritize our actions based on our ARR system. Our cybersecurity risk assessment program provides the underlying basis for the activities our Cybersecurity and Global Risk & Integrity departments take to identify and mitigate risks from, as well as develop risk management and response strategies for, evolving and emerging cybersecurity threats.
In addition, we also regularly perform phishing tests on our employees and review our training plan at least annually for appropriate updates to address results from this testing. Further, we are focused on building and maintaining a positive cybersecurity culture through a combination of trainings, educational tools, videos, and other cybersecurity awareness initiatives. On top of annual information security awareness training for our employees, we also provide focused training for certain departments. Our security training incorporates awareness of cyber threats (including malware, ransomware, and social engineering attacks), password hygiene, and incident reporting process, as well as physical security best practices.
We engage in the periodic assessment of our policies, standards, processes, and practices that are designed to address cybersecurity threats and incidents, internally and through assessments by external providers. These efforts include a wide range of activities, including audits, assessments, tabletop exercises, threat modeling, vulnerability testing, penetration testing, and other exercises focused on evaluating the effectiveness of our cybersecurity measures and planning. Assessments by external providers of our cybersecurity measures include information security maturity assessments, audits, and independent reviews of our information security control environment and operating effectiveness. The results of such internal and external assessments, audits, and reviews are reported to the Audit Committee and the Board of Directors, and we adjust our cybersecurity policies, standards, processes, and practices as necessary based on the information provided by these assessments, audits, and reviews.

Stockholder Engagement
iRhythm recognizes the importance of and responsibility for ongoing stockholder engagement, taking a proactive approach to ongoing investor outreach throughout the year. The Board of Directors and management build and maintain meaningful relationships with our stockholders, and we offer investors the opportunity to provide continuous insights and responses regarding our business. The Board of Directors is regularly briefed on stockholder feedback on a wide range of topics, and this feedback to our Board is instrumental to the company’s strategic decision-making process.
Our core stockholder engagement team is comprised of company personnel with varied areas of expertise, including corporate strategy, governance, financial performance, ESG and risk management, and management compensation. As needed during each engagement, this core team may be supplemented by various subject matter experts to ensure informed and meaningful conversations on the topics most important to each investor.
Engagement Cycle
Throughout the year, iRhythm provides a continuous cycle of stockholder engagement and feedback solicitation. At regular intervals during the year, we develop an outreach plan for quarterly engagements between management and key stockholders. In the spring, prior to the annual meeting, we typically reach out to our Top 15 largest stockholders to offer the opportunity to engage, with a particular emphasis on the upcoming annual meeting and related voting matters, governance topics of interest, and disclosures regarding governance changes in response to investor feedback.
During 2023, we reached out to investors representing approximately 65% of our shares outstanding as of December 31, 2023, and offering them the opportunity to discuss with us our corporate governance structure and executive compensation programs, among other topics. Additionally, the investor engagement team traveled to Europe to meet with institutional investors and stockholders based in Paris, Zurich, and London to provide an opportunity for in-depth discussion of topics of particular significance to global investors.

Communication with Directors
Stockholders and interested parties who wish to communicate with our Board of Directors, non-management members of our Board of Directors as a group, a committee of our Board of Directors, or a specific member of our Board of Directors (including our chairperson) may do so in writing, delivered to the Corporate Secretary by registered or overnight mail at our principal executive office.
All communications are reviewed by the Corporate Secretary, in consultation with appropriate directors, as necessary, and provided to the members of our Board of Directors as appropriate. Unsolicited items, sales materials, abusive, threatening or otherwise inappropriate materials and other routine items and items unrelated to the duties and responsibilities of our Board of Directors will not be provided to directors.
The address for these communications is:
iRhythm Technologies, Inc.
c/o Corporate Secretary
699 8th Street, Suite 600
San Francisco, California 94103
Code of Business Conduct and Ethics
We have adopted a Code of Business Conduct and Ethics that applies to all members of our Board of Directors, officers, and employees. Our Code of Business Conduct and Ethics is posted on the “Investor Relations” section of our website, which is located at https://investors.irhythmtech.com under “Governance Documents and Charters” in the “Governance” section of our website. We intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding amendment to, or waiver from, a provision of our Code of Business Conduct and Ethics by posting such information on our website at the address and location specified above.

Environment, Social and Governance
iRhythm’s Approach to Environment, Social and Governance (“ESG”) Matters
At iRhythm, we believe that effectively managing ESG risks and opportunities drives business success, and that when fully integrated into the business, ESG can provide a competitive advantage. In 2023, we established formal board oversight of ESG by revising the charters of two committees of the Board of Directors—the Nominating and Corporate Governance Committee and the Compensation and Human Capital Management Committee. We continue to work as an organization to advance our strategic ESG roadmap by pursuing key ESG work streams.
ESG Oversight
Given the importance of ESG to the long-term success of our business, our Board of Directors and its committees play a critical role in overseeing ESG matters.
Board of Directors
Our Board of Directors is responsible for (i) oversight of ESG risks and opportunities and (ii) the integration of ESG into strategy, to the extent material to the business.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee oversees our strategies, activities, risks and opportunities related to ESG matters. The Nominating and Corporate Governance Committee has the following responsibilities with respect to ESG:
•Oversee and evaluate ESG risks, opportunities, policies, strategies, programs and our performance related to ESG matters.
•Review our ESG priority assessments and ESG reports and ensure that reporting with respect to both voluntary and involuntary ESG disclosures reflects our ESG priorities.
•Review and evaluate our goals with respect to ESG matters and monitor progress against these goals.
•Report to the Board of Directors for discussion, at least annually, ESG matters that may affect our business, operations and performance, including our strategies, initiatives, policies and performance metrics with respect to ESG matters.
•Coordinate with the Audit Committee to oversee our reporting standards with respect to ESG matters and ensure compliance with legal and regulatory requirements, as and when appropriate.
•Oversee our engagement with relevant stakeholders on ESG matters, which may include customers, employees and community representatives, in addition to stockholders.
Compensation and Human Capital Management Committee
The Compensation and Human Capital Management Committee oversees our human capital management function. The Compensation and Human Capital Management Committee has the following responsibilities with respect to ESG:
•Periodically discuss with management the implementation and effectiveness of our policies, strategies, programs and practices relating to its human capital management function, including but not limited to those relating to talent development, recruiting, succession planning, career progression and retention, diversity, equity and inclusion, culture, human health and safety and total rewards.
•Periodically review and assess any human capital measures or objectives that we focus on in managing the business or are required to be disclosed by the SEC. Review and discuss annually with management the risks arising from iRhythm’s human capital management function, review the relationship between risk management policies and human capital management and evaluate policies and practices that could mitigate such risks.

Audit Committee
The Audit Committee reviews and discusses with management, our independent auditor and our internal auditor, our major financial and information technology risk exposures and the steps management has taken to monitor and control those exposures. The Audit Committee also, at least annually, updates the Board of Directors on information technology cybersecurity control environment.
The Audit Committee also oversees our business continuity and disaster preparedness planning.
ESG Steering Committee
The purpose of the ESG Steering Committee is to (i) establish programs, policies and practices relating to ESG matters and (ii) assist the Nominating and Corporate Governance Committee in fulfilling its oversight responsibilities with respect to ESG matters. The ESG Steering Committee is chaired by our Chief Risk Officer, who is the executive leader with oversight of ESG, compliance, privacy, SOX, internal audit, enterprise risk management, and diversity, equity and inclusion.
ESG Working Groups
We have established four ESG Working Groups: (i) Climate and Environmental Sustainability, (ii) Human Capital Management, (iii) Human Rights and (iv) Legal, Risk and Disclosure. Our ESG Working Groups are responsible for tactically advancing the ESG workstreams in our strategic ESG roadmap.

ESG Priority Topics
In 2022, we conducted our first ESG Priority Assessment, one of the resources that guides our overall ESG strategy. The ESG Priority Assessment was designed to identify the environmental, social and governance topics with the greatest impact on our business strategy, operations and value creation. Through this process, we identified a list of 33 relevant ESG issues and opportunities that were consolidated into 12 ESG topics using the outputs from our business analysis, peer benchmarking and review of stockholder priorities. To prioritize the 12 ESG topics and conduct an inventory of recently completed and ongoing workstreams, we engaged with members of our leadership team and internal technical specialists closest to the relevant issues and opportunities. Using questionnaires and targeted interviews, we collected data on the relative importance of the ESG topics and their potential impacts on our business and success. As risks change over time, we will review and refresh our priority assessment regularly to keep track of evolving ESG priorities and support program relevance and effectiveness. ESG priority topics identified included the following:
Access and Affordability
Access and affordability are high priority ESG topics for the life sciences industry. As a leading digital healthcare company, our vision is to provide better health for all, and we work to ensure fair pricing practices given our customer base while we find and realize new opportunities associated with expanded access to health care. We aim to provide the best clinical care to the patient, irrespective of their ability to pay. We are dedicated to helping patients get the care they need and have demonstrated a commitment to providing financial support for those patients who need it.
Human Capital Management and Diversity, Equity and Inclusion
At iRhythm, the growth and success of our employees is a top priority, as it impacts our performance as a digital healthcare company and our ability to redefine the way cardiac arrhythmias are clinically diagnosed. We are committed to an inclusive and representative culture. We recognize, celebrate and leverage a diversity of ideas, skills and experiences, and this approach defines how we build our teams, cultivate leaders, and create an inclusive environment where each employee can bring their full self to work.
Product Development and Safety
The safe and effective treatment of patients is crucial to the success of the company. Our quality management system is designed to ensure best practice in safety and quality and is certified to ISO 13485. Additionally, we have earned The Joint Commission’s Gold Seal of Approval® for Ambulatory Health Care Accreditation by demonstrating continuous compliance with its nationally recognized standards. The Gold Seal of Approval® is a symbol of quality that reflects an organization’s commitment to providing safe and effective patient care.

Sustainability
We recognize that environmental sustainability is integral to producing world-class products, and we see environmental sustainability and efficiency as important sources of value creation at iRhythm. Having a strong sustainability program in place is important to meet the growing expectations of our stakeholders, including patients, providers and stockholders. And we see our sustainability strategy as a key cost saving initiative, where reductions in the amount of materials used in our products, improvements in the energy efficiency of our products and expanding circularity measures at the end of our product lifecycle help to improve our bottom line.
Our sustainability strategy covers our own operational footprint, including our limited use of energy and water, efforts to minimize the amount of waste generated and managing climate-related risks and greenhouse gas emissions. As the leading provider of single-use cardiac diagnostic devices, our sustainability strategy also includes efforts to minimize the environmental impact of our products. As part of our sustainability mission, we have achieved a 79% landfill waste diversion rate as of the end of 2023 and continue to footprint our carbon emissions. We are continually improving our environmental, health and safety program through benchmarking and the adoption of better practices.

Health & Safety	Unit	2023	2022
Lost Time Injury Frequency Rate (LTIFR)	# of lost time injuries per 1,000,000 hours worked.	0.20	0.27
Total Recordable Incident Rate (TRIR)	# recordable incidents per 100 FTEs.	0.86	0.45
Days Away, Restricted, or Transfer (DART)	# of injuries and/or illnesses per 100 FTEs that result in days away from work, job restriction, or job transfer.	0.65	0.45
Fatalities	#	0	0

Environment	Unit	2023	2022
Environmental Regulatory Inspections across our Locations	#	1	1
Environmental Notices of Violations across our Locations	#	0	0
Landfill Waste Diversion Rate	Percentage of waste that is recycled, composted, or otherwise diverted from landfill disposal.	79%	48%
Electricity Consumption across our Locations	MWh	1,630.20	1,825.78
Water Consumption in Manufacturing Location(s)	CCF	1,427.00	1,343.00
Scope 1 GHG Emissions	(mtCO2e)	6.01	67.07
Scope 2 GHG Emissions (Location based)	(mtCO2e)	506.41	541.03

PROPOSAL NO. 1 ELECTION OF DIRECTORS
Our Board of Directors will be composed of nine members. At the Annual Meeting, each of our director nominees will be elected for a one-year term. Each director’s term continues until the election and qualification of his or her successor, or such director’s earlier death, resignation, or removal.

Nominees for Director

Name of Director	Age	Position	Director Since
Quentin Blackford	45	Chief Executive Officer and Director	October 2021
Abhijit Y. Talwalkar	60	Chairman of the Board	May 2016
C. Noel Bairey Merz, M.D.	68	Director	April 2018
Bruce G. Bodaken	72	Director	July 2017
Karen Ling	60	Director	November 2021
Mojdeh Poul	61	Director	June 2023
Mark J. Rubash	66	Director	March 2016
Ralph Snyderman, M.D.	84	Director	July 2017
Brian Yoor	54	Director	June 2023

Quentin S. Blackford has served as our President and Chief Executive Officer and a member of our Board of Directors since October 2021. From September 2017 to September 2021, Mr. Blackford, held various roles, the most recent one as the Chief Operating Officer at Dexcom Inc., a company that develops, manufactures, produces, and distributes continuous glucose monitoring systems for diabetes management. From February 2009 to September 2017, Mr. Blackford held various roles, the most recent one as the Chief Financial Officer at Nuvasive Inc., a medical device company for minimally invasive spine surgery. From June 1999 to September 2009, Mr. Blackford held various roles, the most recent one as the Director of Finance and Controller of the Dental Division at Zimmer Holdings, Inc., a medical device company.
Mr. Blackford has served as an independent member of the Board of Directors of Alphatec Holdings, Inc. since October 2017 and Paragon 28, Inc. since August 2022. He is a Certified Public Accountant (inactive) and received dual B.S. degrees in Accounting and Business Administration from Grace College.
We believe Mr. Blackford is qualified to serve on our Board of Directors due to his experience gained from serving as our Chief Executive Officer, combined with his previous training and qualifications and the skills and experience he has developed during his extensive career in the medical devices industry.
Abhijit Y. Talwalkar has served as a member and Chairman of our Board of Directors since May 2016. Mr. Talwalkar served as President and Chief Executive Officer of LSI Corporation, a leading provider of silicon, systems and software technologies for the storage and networking markets, from May 2005 to May 2014. From 1993 to 2005, Mr. Talwalkar was employed by Intel Corporation and held a number of senior management positions, including Corporate Vice President and Co-General Manager of the Digital Enterprise Group, which was comprised of Intel’s business client, server, storage and communications business, and Vice President and General Manager for the Intel Enterprise Platform Group. Prior to joining Intel, Mr. Talwalkar held senior engineering and marketing positions at Sequent Computer Systems, a multiprocessing computer systems design and manufacturer, Bipolar Integrated Technology, Inc., a VLSI bipolar semiconductor company, and Lattice Semiconductor Inc., a service-driven developer of programmable design solutions.

Mr. Talwalkar has served on the Board of Directors for Advanced Micro Devices, a leading provider of high-performance computing, graphics and visualization solutions since August 2017. Since March 2017, Mr. Talwalkar has served as a member of the Board of Directors of TE Connectivity Ltd. and previously served as an advisor to the Board of Directors from August 2016 to March 2017. Since 2011, Mr. Talwalkar has served on the Board of Directors of Lam Research Corporation and has previously served as a member of the Board of Directors of LSI from May 2005 to May 2014 and the U.S. Semiconductor Industry Association from May 2005 to May 2014. He has served as the Chairman of the Bay Area chapter of the nationwide non-profit organization Friends of the Children since January 2015. He holds a B.S. in Electrical Engineering from Oregon State University.
We believe that Mr. Talwalkar is qualified to serve as Chairman of our Board of Directors because of his experience in leadership roles at major technology companies and his years of experience serving on public company boards of directors.
C. Noel Bairey Merz, M.D. has served as a member of our Board of Directors since April 2018. Dr. Bairey Merz has been the Medical Director of the Preventive and Rehabilitative Center at the Cedars- Sinai Medical Center in Los Angeles, California since 1991. She also has been the Medical Director and Endowed Chair of the Barbra Streisand Women’s Heart Center at the Smidt Heart Institute at Cedars-Sinai since 2001, and a Professor of Medicine at Cedars Sinai Medical Center and the David Geffen School of Medicine at the University of California at Los Angeles. Dr. Bairey Merz is a member of the Association of American Physicians and the Association of University Cardiologists, where she served as President from 2015 to 2016.
From 2005 to 2009, she served on the Scientific Advisory Board of CV Therapeutics, Inc, a biopharmaceutical company. She also has extensive experience on non-profit boards, councils and guideline panels, including the American College of Cardiology, the American Heart Association and the National Heart, Lung, and Blood Institute. Since 2016, Dr. Bairey Merz has served on multiple editorial boards, including for the Journal of the American College of Cardiology, Circulation, and European Heart Journal. Dr. Bairey Merz holds a B.A. (Honors) in Biological Sciences from the University of Chicago and a M.D. (Honors) from Harvard Medical School. She completed her training in Internal Medicine at the University of California, San Francisco, and Cardiology at Cedars-Sinai Medical Center.
We believe that Dr. Bairey Merz is qualified to serve as a member of our Board of Directors because of her extensive medical training and her leadership experience with for-profit and non-profit organizations.
Bruce G. Bodaken has served as a member of our Board of Directors since July 2017. Mr. Bodaken previously served as Chairman and Chief Executive Officer of Blue Shield of California, where he was responsible for strategy and management of California’s third largest insurer. He served as Blue Shield of California’s President and Chief Operating Officer from January 1996 to December 2000. Mr. Bodaken was previously a member of the faculty of the University of California, Berkeley in the Department of Public Health, and a visiting fellow at the Brookings Institution, focused on value-based care. Mr. Bodaken has served on the Board of Directors of Rite Aid Corporation since May 2013. Mr. Bodaken holds a B.A. in Philosophy from Colorado State University and a M.A. in Philosophy from the University of Colorado.
We believe that Mr. Bodaken is qualified to serve as a member of our Board of Directors because of his extensive business and leadership experience in the healthcare industry.
Karen Ling has served as a member of our Board of Directors since November 2021. From July 2019 to May 2021, Ms. Ling was the Executive Vice President and Chief Human Resources Officer for American International Group, Inc. In this role, Ms. Ling oversaw all aspects of human capital management, including talent acquisition, training, development, compensation and benefits, and diversity and inclusion. From March 2015 to July 2019, Ms. Ling was the Executive Vice President and Chief Human Resources Officer at Allergan plc., a pharmaceutical company. There, Ms. Ling developed and oversaw a global human resources strategy. From January 2014 to March 2015, Ms. Ling was the Senior Vice President and Chief Human Resources Officer at Forest Laboratories, Inc. and then Actavis plc., prior to its acquisition of Allergan plc.
Previously, Ms. Ling was global Senior Vice President, Human Resources for Merck & Co., Inc.’s Global Human Health and Consumer Care business. Prior to Merck, she was Group Vice President, Global Compensation & Benefits at Schering- Plough. Ms. Ling also spent 14 years at Wyeth in various positions of increasing responsibility, developing human resources strategies for business units and working in Wyeth’s Labor & Employment department. She has also served as a member of the Advisory Committee of Galderma SA since March 2022. Ms. Ling has a B.A. in Economics from Yale University and a Juris Doctor from Boston University School of Law.
We believe that Ms. Ling is qualified to serve as a member of our Board of Directors because of her extensive business and leadership experience in the healthcare industry.

Mojdeh Poul has served as a member of our Board of Directors since June 2023. Ms. Poul has over thirty years of experience leading global businesses and operations in large multinational organizations. From April 2019 to June 2022, Ms. Poul served as the Executive Vice President and Group President of 3M Company’s Healthcare Business, where she led the global P&L, strategy, manufacturing and commercial operations, and R&D for the $8.6B Healthcare Business Group. Prior to that and from April 2011, Ms. Poul held multiple leadership roles at 3M, including as Executive Vice President of Safety & Graphics Business Group, as President of 3M Canada, and as President of two divisions within the 3M Healthcare Business Group. Prior to 3M, Ms. Poul held global business leadership roles of increasing responsibility with leading global medical technology companies, including Medtronic, ev3, Boston Scientific, and Teleflex Medical. Ms. Poul has served on the Board of Directors of Stanley Black and Decker since February of 2021, where she is a member of the audit and talent & compensation committees. She has also served on the Board of Directors of Align Technology since December of 2023. Ms. Poul holds an M.B.A from University of North Carolina at Chapel Hill as well as a Master of Engineering and B.S. in Mechanical Engineering from University of Louisville.
We believe that Ms. Poul is qualified to serve as a member of our Board of Directors because of her extensive experience leading global business and operations in large multinational organizations.
Mark J. Rubash has served as a member of our Board of Directors since March 2016. Most recently, from December 2016 to September 2018, Mr. Rubash served as a Strategic Advisor to Eventbrite, Inc., a publicly held e-commerce company, where he previously served as the Chief Financial Officer from June 2013 to November 2016. Prior to Eventbrite, Mr. Rubash was the Chief Financial Officer at HeartFlow, Inc., a privately held medical device company, which he joined in March 2012, and at Shutterfly, Inc., a publicly held e-commerce company, which he joined in November 2007. Mr. Rubash was also the Chief Financial Officer of Deem, Inc. (formerly, Rearden Commerce), a privately held e-commerce company, from August 2007 to November 2007. From February 2007 to August 2007, Mr. Rubash was a Senior Vice President at Yahoo! Inc. and he held various senior finance positions at eBay Inc. from February 2001 to July 2005. Prior to that, Mr. Rubash was an audit partner at PricewaterhouseCoopers LLP, where he was most recently the Global Leader for their Internet Industry Practice and Managing Partner for their Silicon Valley Software Industry Practice.
Mr. Rubash has served as a member of the Board of Directors and Chairman of the audit committee of Intuitive Surgical, Inc., a medical device company, since October 2007, as Chairman of the Intuitive Foundation, a not-for-profit organization since August 2018, as a member of the Board of Directors and Chairman of the audit committee of Line 6, Inc., a music technology company, from April 2007 to January 2014, as a member of the Board of Directors and audit committee of IronPlanet, Inc., a privately held e-commerce platform company for used heavy equipment, from March 2010 to May 2017, and as Chairman of IronPlanet’s audit committee from October 2015 to May 2017, and as a member of the Board of Directors of Minted Inc., a privately-held e-commerce company from June 2022 to October 2023. Mr. Rubash received his B.S. in Accounting from California State University, Sacramento.
We believe that Mr. Rubash is qualified to serve as a member of our Board of Directors because of his financial expertise and his experience with private and public company financial accounting matters and risk management.
Ralph Snyderman, M.D. has served as a member of our Board of Directors since July 2017. Dr. Snyderman is Chancellor Emeritus, James B. Duke Professor of Medicine, and Executive Director of the Center for Research on Personalized Health Care at Duke University. From 1989 to 2004, he served as Chancellor for Health Affairs at Duke and was the founding CEO and President of the Duke University Health System. From 2006 to 2009, he was a venture partner with New Enterprise Associates, a venture capital firm.
Dr. Snyderman currently serves on the boards of DNAnexus and ZealCare, Inc., as well as several not-for-profit boards, including the Heartland Whole Health Institute. He previously served on the boards of directors of The Procter and Gamble Company (P&G), Press Ganey Associates, Inc, CareDx, and Pharmaceutical Product Development, LLC (PPD), in addition to others. Dr. Snyderman is a member of the Association of American Physicians, where he served as president from 2003 to 2004, the Association of American Medical Colleges, where he served as chair from 2001 to 2002, the National Academy of Medicine, and the American Academy of Arts & Sciences. Dr. Snyderman holds a B.S. in Pre-Medical Studies from Washington College and an M.D. from the State University of New York, Downstate Medical Center. He completed his internship and residency in Medicine at Duke University.
We believe that Dr. Snyderman is qualified to serve as a member of our Board of Directors because of his extensive experience serving on the boards of directors of public and private companies and his deep knowledge of the healthcare industry.

Brian Yoor has served as a member of our Board of Directors since June 2023. Mr. Yoor spent most of his career at Abbott Laboratories, where he last served as Chief Financial Officer. Prior to that, Mr. Yoor held multiple leadership roles at Abbott including Division Controller for multiple business units, and Vice President of Investor Relations.
Mr. Yoor currently serves as chairman of the Board of Directors of Covira Surgical, a biotech start-up in the microbiome space, and also serves as the audit committee chair for Confluent Medical, a private equity medical device manufacturer. Mr. Yoor previously served as the founding Chairman and an Operating Partner at Portal Innovations, a venture capital company for early life science start-ups. Mr. Yoor attended the University of Toledo, where he earned his Bachelor of Business Administration in Accounting.
We believe that Mr. Yoor is qualified to serve as a member of our Board of Directors because of his extensive financial expertise and his business and leadership experience in the healthcare industry.
Vote Required
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “FOR” the election of C. Noel Bairey Merz, M.D., Quentin Blackford, Bruce G. Bodaken, Karen Ling, Mojdeh Poul, Mark J. Rubash, Ralph Snyderman, M.D., Abhijit Y. Talwalkar and Brian Yoor. We expect that each of C. Noel Bairey Merz, M.D., Quentin Blackford, Bruce G. Bodaken, Karen Ling, Mojdeh Poul, Mark J. Rubash, Ralph Snyderman, M.D., Abhijit Y. Talwalkar and Brian Yoor will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker or nominee, your broker will leave your shares unvoted on this matter.
The election of directors requires a plurality of the votes cast by the holders of the shares of our common stock present virtually or represented by proxy at the virtual Annual Meeting and entitled to vote thereon, which means that the nine individuals nominated for election to our Board of Directors receiving the highest number of “FOR” votes will be elected. Broker non-votes will have no effect on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL”
NOMINEES IN THE ELECTION OF NINE DIRECTORS

Non-Employee Director Cash and Equity Compensation
Our Compensation and Human Capital Management Committee, after considering the information, analysis, and recommendation provided by our independent compensation consultant engaged at the time of such consideration and decision, Aon Inc. (“Aon”), including data regarding compensation paid to non-employee directors by companies in our compensation peer group, evaluates the appropriate level and form of compensation for non-employee members of our Board of Directors and recommends changes to our Board of Directors when appropriate. The compensation of our non-employee directors is set forth in our Non-Employee Director Compensation Policy and is described below. We do not pay management directors for service on our Board of Directors.
Cash Compensation. All non-employee directors are entitled to receive the following cash compensation for their services:
•$50,000 per year for service as member of the Board of Directors (increased from $45,000 in 2022);
•$50,000 per year additionally for service as a chair of the Board of Directors;
•$20,000 per year additionally for service as chair of the Audit Committee;
•$10,000 per year additionally for service as an Audit Committee member;
•$15,000 per year additionally for service as chair of the Compensation and Human Capital Management Committee;
•$7,500 per year additionally for service as a Compensation and Human Capital Management Committee member;
•$10,500 per year additionally for service as chair of the Nominating and Corporate Governance Committee (increased from $10,000 in 2022); and

•$5,000 per year additionally for service as a Nominating and Corporate Governance Committee member.
All cash payments to non-employee directors were paid quarterly in arrears on a prorated basis.
Equity Compensation. Non-discretionary, automatic grants of restricted stock units are made to our non-employee directors.
•Initial Grant. Each person who first becomes a non-employee director is granted restricted stock units having an approximate value equal to $300,000 (the “Initial Award”) on or after the date on which the individual first became a non-employee director. The number of shares subject to the Initial Award is calculated using the average daily closing price of the company’s common stock during the 20 trading days ending on the grant date. The Initial Award will vest as to one-third of the shares subject to such Initial Award on each yearly anniversary of the commencement of the non-employee director’s service as a director, subject to the director’s continued service through the vesting date.
•Annual Grant. On the date of each annual stockholder’s meeting, each non-employee director is granted restricted stock units having an approximate value equal to $180,000 (the “Annual Award”) (increased from $150,000 in 2022). The number of shares subject to the Annual Award is calculated using the average daily closing price of the company’s common stock during the 20 trading days ending on the grant date. The shares underlying the Annual Award will vest on the earlier of (i) the one-year anniversary of the date of grant and (ii) the date of the next annual meeting, subject to the director’s continued service through the vesting date.
The Initial Award and the Annual Awards granted under our Non-Employee Director Compensation Policy will fully vest in the event of a change in control (as defined in our 2016 Equity Incentive Plan) provided that the director remains in service through such change in control.
Pursuant to our Non-Employee Director Compensation Policy, no non-employee director may be issued, in any fiscal year, cash payments (including the fees under our Non-Employee Director Compensation Policy) with a value greater than $200,000, provided that such limit will be $300,000 with respect to any non-employee director who serves in the capacity of chair of the Board of Directors, lead outside director, or chair of the Audit Committee at any time during the fiscal year. In addition, pursuant to our 2016 Equity Incentive Plan, no non-employee director may be granted, in any fiscal year, equity awards with a grant date fair value (determined in accordance with U.S. generally accepted accounting principles) of greater than $300,000, increased to $500,000 in the fiscal year of his or her initial service as a non-employee director.

Non-Employee Director Compensation
The following table provides information for 2023 regarding all compensation awarded to, earned by, or paid to each person who served as a director during 2023, other than Mr. Blackford, our Chief Executive Officer. Mr. Blackford is not included in the table below as he is an employee and receives no compensation for his service as a director. The compensation received by Mr. Blackford as an employee is set forth in the section titled “Executive Compensation” below.

Name	Fees Earned or Paid in Cash	Stock Awards(3)	Total
Abhijit Y. Talwalkar	$113,618	$173,118	$286,736
C. Noel Bairey Merz, M.D.	$57,500	$173,118	$230,618
Bruce G. Bodaken	$67,129	$173,118	$240,247
Renee Budig(1)	$30,000	$—	$30,000
Karen Ling	$66,855	$173,118	$239,973
Mark J. Rubash	$75,000	$173,118	$248,118
Ralph Snyderman, M.D.	$60,000	$173,118	$233,118
Mojdeh Poul(2)	$34,945	$264,730	$299,675
Brian Yoor(2)	$34,945	$264,730	$299,675
(1)Ms. Budig did not stand for re-election at our 2023 annual meeting of stockholders and was no longer a member of our Board of Directors, effective May 24, 2023.
(2)Ms. Poul and Mr. Yoor were appointed to our Board of Directors effective June 1, 2023.

(3)The values of the stock awards reflect the grant date fair value of restricted stock units granted during 2023 and are based on the company’s closing price on the grant date in accordance with FASB ASC Topic 718. For a discussion of our valuation assumptions, see Note 2 and Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024.
(4)For information regarding the number of restricted stock awards and stock options held by each non-employee director as of December 31, 2023, see the table below:

Name	Shares Underlying Option Awards Held as of December 31, 2023	Shares Underlying Stock Awards Held as of December 31, 2023
Abhijit Y. Talwalkar	24,230	1,396
C. Noel Bairey Merz, M.D.	—	1,396
Bruce G. Bodaken	228	1,396
Karen Ling	—	2,836
Mojdeh Poul	—	2,399
Mark J. Rubash	23,901	1,396
Ralph Snyderman, M.D.	3,839	1,396
Brian Yoor	—	2,399

PROPOSAL NO. 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the year ending December 31, 2024, and recommends that stockholders vote for ratification of such selection. The ratification of the selection of PwC as our independent registered public accounting firm for the year ending December 31, 2024, requires the affirmative vote of a majority of the voting power of the shares present or represented by proxy at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event that PwC is not ratified by our stockholders, the Audit Committee will review its future selection of PwC as our independent registered public accounting firm.
PwC audited our financial statements for the year ended December 31, 2023. Representatives of PwC are expected to be present at the Annual Meeting and they will be given an opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Independent Registered Public Accounting Firm Fees and Services
We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our Audit Committee annually.
During the years ended December 31, 2022 and 2023, fees for services provided by PwC were as follows:

	Year Ended December 31,
Fees Billed to iRhythm	2022	2023
Audit fees(1)	$2,585,962	$2,431,300
Audit-related fees(2)	—	—
Tax fees(3)	—	—
Other fees(4)	11,351	7,050
Total fees	$2,597,313	$2,438,350
(1) “Audit fees” consist of fees and expenses billed for professional services rendered for the audit of our consolidated financial statements and services that are normally provided by the auditor in connection with regulatory filings.
(2) “Audit-related fees” consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements.
(3) “Tax fees” consist of fees for tax compliance and advice. Tax advice fees encompass a variety of permissible tax services, including technical tax advice related to federal and state and international income tax matters, assistance with sales tax and assistance with tax audits.
(4) “Other fees” consist of fees for services other than the services reported in audit fees, audit-related fees and tax fees.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm, the scope of services provided by the independent registered public accounting firm, and the fees for the services to be performed. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All of the services relating to the fees described in the table above were approved by our Audit Committee.

Vote Required
The ratification of the appointment of PwC as our independent registered public accounting firm for the year ending December 31, 2024 requires the majority of the shares of our common stock present in attendance or by proxy at the virtual Annual Meeting and entitled to vote thereon vote for approval. Abstentions and broker non-votes are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2024.

REPORT OF THE AUDIT COMMITTEE
The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that the company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.
The Audit Committee has reviewed and discussed with our management and PricewaterhouseCoopers LLP (“PwC”) the audited consolidated financial statements of the company contained in our Annual Report on Form 10-K for the 2023 fiscal year. The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with PwC its independence from the company.
Based on the review and discussions referred to above, the Audit Committee recommended to our Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for its 2023 fiscal year for filing with the SEC.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:

Mark J. Rubash (Chair)
Mojdeh Poul
Ralph Snyderman, M.D.
Brian Yoor

PROPOSAL NO. 3 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
In accordance with the rules of the SEC, we are providing stockholders with an opportunity to make a non-binding, advisory vote on the compensation of our NEOs. This non-binding advisory vote is commonly referred to as a “say on pay” vote and gives our stockholders the opportunity to express their views on our NEOs’ compensation as a whole. This vote is not intended to address any specific item of compensation or any specific NEO, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this Proxy Statement. This “say on pay” vote is conducted on an annual basis.
Stockholders are urged to read the section titled “Executive Compensation,” which discusses how our executive compensation policies and procedures implement our compensation philosophy and contains tabular information and narrative discussion about the compensation of our NEOs. Our Compensation and Human Capital Management Committee and Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving our goals. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that our stockholders approve, on a non-binding advisory basis, the compensation of the NEOs, as disclosed in the Proxy Statement pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion and the other related disclosures.”
As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation and Human Capital Management Committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our NEOs.

Vote Required
The approval, on an advisory basis, of the compensation of our NEOs requires the majority of the shares of our common stock present in attendance or by proxy at the virtual Annual Meeting and entitled to vote thereon vote for approval. Abstentions are considered votes present and entitled to vote on this proposal, and thus, will have the same effect as a vote “against” the proposal. Broker non-votes will have no effect on the outcome of this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 4 APPROVAL OF AN AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
Section 102(b)(7) of the DGCL was amended effective August 1, 2022 to authorize exculpation of officers of Delaware corporations. Specifically, the amendment permits Delaware corporations to exculpate their officers, in addition to their directors, for personal liability for breach of the duty of care in certain actions. This exculpation would not protect officers from liability for breach of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. Nor would this exculpation shield such officers from liability for claims brought by or in the right of the corporation, such as derivative claims.
Our Board of Directors believes it is necessary to provide protection to officers to the fullest extent permitted by law in order to attract and retain highly qualified senior leadership. The nature of the role of directors and officers often requires them to make decisions on crucial matters often in time-sensitive situations, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting concern about personal risk would empower both directors and officers to best exercise their business judgment in furtherance of stockholder interests. We expect competitor companies will likely adopt exculpation clauses that limit the personal liability of officers in their charters and failing to adopt the amendment could negatively affect our ability to recruit and retain high-caliber officer candidates.
The proposed amendment is not being proposed in response to any specific resignation, threat of resignation or refusal to serve by any director or officer. This protection has long been afforded to directors, and our Board of Directors believes that extending similar exculpation to its officers is fair and in the best interests of the company and its stockholders. Accordingly, our Board of Directors has unanimously approved the Certificate of Amendment to our Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) in the form attached hereto as Appendix A, and recommends that our stockholders vote “FOR” the proposed amendment.
Vote Required
The affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of our capital stock entitled to vote at the annual meeting is required to approve the Certificate of Amendment. Shares that are voted “ABSTAIN” are treated as the same as voting “AGAINST” this proposal.
If our stockholders approve the Certificate of Amendment, our Board of Directors has authorized our officers to file the Certificate of Amendment with the Delaware Secretary of State, to become effective upon acceptance by the Delaware Secretary of State. Our Board of Directors intends to have that filing made if, and as soon as practicable after, this proposal is approved at this Annual Meeting. However, even if our stockholders adopt the Certificate of Amendment, the Board of Directors may abandon the Certificate of Amendment without further stockholder action prior to the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State and, if abandoned, the Certificate of Amendment will not become effective. If the Board of Directors abandons the Certificate of Amendment, it will publicly disclose that fact and the reason for its determination.
If this proposal is not approved by our stockholders, or if our Board of Directors abandons the Certificate of Amendment, then the Certificate of Amendment will not be adopted and the current Amended and Restated Certificate of Incorporation will remain in place.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO LIMIT THE LIABILITY OF CERTAIN OF OUR OFFICERS.

PROPOSAL NO. 5 ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
Under Section 14A of the Exchange Act, at least every six years the company’s stockholders are entitled to cast an advisory vote to indicate the frequency with which we should hold future non-binding votes to approve executive compensation, or to abstain from voting. Our stockholders last voted on such a resolution in 2018 with the majority voting for a frequency of every year (1 year).
We are once again requesting your non-binding vote to determine whether the frequency of the vote to approve the compensation of our NEOs should be every 1 year, 2 years or 3 years. The Board of Directors and the Compensation and Human Capital Management Committee believe that annual advisory votes will allow the Compensation and Human Capital Management Committee, management and our stockholders to continue to engage in a timely, open and meaningful dialogue regarding our executive compensation philosophy, policies and practices.
As an advisory vote, this proposal is not binding. However, our Board of Directors and Compensation and Human Capital Management Committee value the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future decisions regarding the frequency of holding future non-binding advisory votes on the compensation of our NEOs. However, because this is an advisory vote and therefore not binding on our Board of Directors or our company, our Board of Directors may decide that it is in the best interests of our stockholders that we hold an advisory vote on the compensation of our NEOs more or less frequently than the option preferred by our stockholders. The results of the vote will not be construed to create or imply any change or addition to the fiduciary duties of our Board of Directors.
Vote Required
The alternative among 1 year, 2 years, or 3 years that receives the highest number of votes cast from the holders of shares of our common stock present virtually or represented by proxy at the Annual Meeting and entitled to vote thereon will be deemed to be the frequency preferred by our stockholders. Abstentions and broker non-votes will have no effect on the outcome of this proposal.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE TO HOLD FUTURE STOCKHOLDER ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY “1 YEAR”.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 1, 2024, by:
•    each of our NEOs;
•    each of our directors or director nominees;
•    all of our directors and executive officers as a group; and
•    each stockholder known by us to be the beneficial owner of more than 5% of our outstanding shares of our common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares beneficially owned, subject to applicable community property laws.
Applicable percentage ownership is based on 30,984,010 shares of common stock outstanding as of March 1, 2024. Shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of March 1, 2024, or restricted stock units that may vest and settle within 60 days of March 1, 2024, are deemed to be outstanding and to be beneficially owned by the person holding the stock options or restricted stock units for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address of each of the individuals and entities listed in the table below is c/o iRhythm Technologies, Inc., 699 8th Street, Suite 600, San Francisco, California 94103.

	Beneficial Ownership
Name of Beneficial Owner	Number	Percentage
Directors and NEOs:
Quentin S. Blackford	72,286	*
Brice Bobzien	2,650	*
Patrick M. Murphy	19,169	*
Chad Patterson	5,331	*
Minang Turakhia, M.D., M.S.	3,472	*
Abhijit Y. Talwalkar(1)	33,270	*
C. Noel Bairey Merz, M.D.	4,378	*
Bruce G. Bodaken(2)	8,271	*
Karen Ling	3,533	*
Mojdeh Poul	—	*
Mark J. Rubash(3)	33,094	*
Ralph Snyderman, M.D.(4)	12,532	*
Brian Yoor	—	*
All executive officers and directors as a group (16 persons)(5)	219,460	*
Other 5% or greater stockholders:
The Vanguard Group(6)	2,993,443	9.7%
Capital Research Global Investors(7)	2,495,626	8.1%
BlackRock, Inc.(8)	2,494,403	8.1%
Sands Capital Management, LLC(9)	2,237,750	7.2%
Artisan Partners Limited Partnership and affiliates(10)	2,071,500	6.7%
________________________
* Less than one percent.

(1)Consists of 9,040 shares of common stock and 24,230 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2024.
(2)Consists of 8,043 shares of common stock and 228 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2024.
(3)Consists of 9,193 shares of common stock and 23,901 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2024.
(4)Consists of 8,693 shares of common stock and 3,839 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2024.
(5)Consists of 167,262 shares of common stock and 52,198 shares issuable upon the exercise of options exercisable within 60 days of March 1, 2024.
(6)This information is based solely on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group reporting its beneficial ownership as of December 29, 2023. The Schedule 13G/A reports that The Vanguard Group has sole voting power over 0 shares, shared voting power over 56,243 shares, sole dispositive power over 2,904,266 shares and shared dispositive power over 89,177 shares. The address of The Vanguard Group is 100 Vanguard Blvd, Malvern, PA 19355.
(7)This information is based solely on a Schedule 13G filed with the SEC on February 9, 2024 by Capital Research Global Investors (“CRGI”) reporting its beneficial ownership as of December 29, 2023. The Schedule 13G reports that CRGI has sole voting power over 2,495,626, shared voting power over 0 shares, sole dispositive power over 2,495,626 shares and shared dispositive power over 0 shares. The Schedule 13G also states that CRGI is a division of Capital Research and Management Company ("CRMC"), as well as its investment management subsidiaries and affiliates Capital Bank and Trust Company, Capital International, Inc., Capital International Limited, Capital International Sarl, Capital International K.K., Capital Group Private Client Services, Inc., and Capital Group Investment Management Private Limited (together with CRMC, the "investment management entities"). CRGI's divisions of each of the investment management entities collectively provide investment management services under the name "Capital Research Global Investors." The address of CRGI is 333 South Hope Street, 55th Fl., Los Angeles, CA 90071.
(8)This information is based solely on a Schedule 13G/A filed with the SEC on January 25, 2024 by Blackrock, Inc. reporting its beneficial ownership as of December 31, 2023. The Schedule 13G/A reports that BlackRock, Inc. has sole voting power over 2,455,869 shares, shared voting power over 0 shares, sole dispositive power over 2,494,403 shares, and shared dispositive power over 0 shares. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(9)This information is based solely on a Schedule 13G/A filed jointly by Sands Capital Management, LLC (“SCM”) and Frank M. Sands with the SEC on February 13, 2024 reporting their beneficial ownership as of December 31, 2023. The Schedule 13G/A reports that SCM and Frank M. Sands have sole voting power over 0 shares, shared voting power over 1,474,310 shares, sole dispositive power over 0 shares and shared dispositive power over 2,237,750 shares. Frank M. Sands has ultimate voting and investment power over securities held by SCM. The address of SCM and Frank M. Sands is 1000 Wilson Blvd., Suite 3000, Arlington, VA 22209.
(10)This information is based solely on a Schedule 13G filed with the SEC on February 12, 2024 reporting beneficial ownership as of December 31, 2023. The Schedule 13G was filed jointly by Artisan Partners Limited Partnership (“APLP”), Artisan Investments GP LLC (“Artisan Investments”), Artisan Partners Holdings LP (“Artisan Holdings”), and Artisan Partners Asset Management Inc. (“APAM”). The Schedule 13G reports that each of APLP, Artisan Investments, Artisan Holdings and APAM have sole voting power over 0 shares, shared voting power over 1,812,552 shares, sole dispositive power over 0 shares and shared dispositive power over 2,071,500 shares. The address of APLP, Artisan Investments, Artisan Holdings and APAM is 875 East Wisconsin Avenue, Suite 800, Milwaukee, WI 53202.
EXECUTIVE COMPENSATION
EXECUTIVE OFFICERS
The following table sets forth the names of our executive officers, their ages as of the date of this Proxy Statement, and their positions. The table is organized by CEO, CFO, and other executive officers in alphabetical order by last name.

Name	Age	Position
Quentin Blackford	45	President, Chief Executive Officer and Director
Brice Bobzien	45	Chief Financial Officer
Patrick Murphy	45	Chief Business Officer and Chief Legal Officer
Chad Patterson	42	Chief Commercial Officer
Sumi Shrishrimal	45	Executive Vice President, Chief Risk Officer
Mervin Smith	48	Executive Vice President, Business Operations
Minang Turakhia, M.D., M.S.	50	Chief Medical Officer, Chief Scientific and EVP, Product Innovation Officer
Daniel Wilson	42	Executive Vice President, Corporate Development and Investor Relations
Our Board of Directors chooses executive officers, who then serve at the discretion of our Board of Directors. There is no family relationship between any of the directors or executive officers and any of our other directors or executive officers. For information regarding Mr. Blackford, please refer to “Proposal No. 1—Election of Directors.
Brice Bobzien has served as our Chief Financial Officer since August 2022. From January 2018 to August 2022, Mr. Bobzien held various positions, most recently as the Senior Vice President, Global FP&A, Investor Relations and Strategic Pricing at DexCom, Inc., a company that develops, manufactures, produces and distributes continuous glucose monitoring systems for diabetes management. From January 2013 to December 2017, Mr. Bobzien held various positions, most recently Vice President, Finance at NuVasive, Inc., a company which develops medical devices and procedures for minimally invasive spine surgery. From September 2010 to January 2013, Mr. Bobzien served as the Finance Director at Macs Convenience Stores, LLC and from January 2005 to September 2010, Mr. Bobzien held various roles, most recently Associate Director of Finance/Controller at Zimmer Inc., a medical device company.

From January 2002 to December 2004, Mr. Bobzien served as an Assurance Auditor at BKD, LLP. an accounting and advisory firm. Mr. Bobzien has a B.S. in Business Administration from Indiana University, Fort Wayne, and is a Certified Public Accountant (inactive) in the state of Indiana.
Patrick Murphy has served as our Chief Legal Officer since November 2021 and as our Chief Business Officer since April 2023. From January 2016 to November 2021, Mr. Murphy held various roles at DexCom, Inc., most recently as Executive Vice President and Chief Legal Officer. From September 2003 to January 2016, Mr. Murphy was an attorney at Stradling Yocca Carlson & Rauth law firm, where he specialized in corporate finance, mergers and acquisitions and general corporate matters. Mr. Murphy received a J.D. from the St. Louis University School of Law and a B.S. from the Truman State University. Mr. Murphy is a member of the State Bar of California.
Chad Patterson has served as our Chief Commercial Officer since July 2022. From January 2021 to July 2022, Mr. Patterson served as Executive Vice President, Chief Marketing Officer at DexCom, Inc., a company that develops, manufactures, produces and distributes continuous glucose monitoring systems for diabetes management. Mr. Patterson previously served in roles of increasing seniority at DexCom, including as Senior Vice President, Global Marketing and Product Management from March 2020 to January 2021, Vice President, Global Marketing and Product Management from March 2019 to March 2020, Senior Director, Global Consumer Marketing from March 2018 to March 2019, and Director of Marketing from November 2015 to February 2018. Prior to joining DexCom, Mr. Patterson held various positions at Nestlé, a manufacturer of food products, from 2005 to 2015. Mr. Patterson has a B.A in Marketing, Entrepreneurship and International Business from Gonzaga University and an M.B.A. from the University of Southern California, Marshall School of Business.
Sumi Shrishrimal has served as our Chief Risk Officer since May 2022. From May 2018 to May 2022, Ms. Shrishrimal held various positions with DexCom, Inc., most recently as Chief Risk Officer. From March 2016 to May 2018, Ms. Shrishrimal served as Vice President, Internal Audit at NuVasive, Inc., and previously served as their Senior Director, Internal Audit, from November 2014 to February 2016. From December 2003 to October 2014, Ms. Shrishrimal served in various roles at Corinthian Colleges, most recently as Vice President, Internal Audit. Ms. Shrishrimal holds a B.A. in Accounting and Information Systems from University of Mumbai in India.
Mervin Smith has served as Executive Vice President of Business Operations since July 2023. In addition to other responsibilities, Mr. Smith oversees our Global Business Services center, Clinical Operations, Manufacturing and Business Operations. Prior to iRhythm, Mr. Smith served in executive leadership roles at Zimmer Biomet, a global medical technology company, between September 2003 to January 2023. Most recently, from December 2021 to January 2023, Mr. Smith served as Vice President & General Manager for Surgical, Restorative Therapies & Office Based Technologies. Mr. Smith holds a M.B.A from Ball State University and a B.S., Accounting, from the University of Pittsburgh.
Minang Turakhia, M.D., M.S. has served as our Chief Medical Officer and Chief Scientific Officer since June 2022 and as our Executive Vice President, Product Innovation since April 2023. Dr. Turakhia has served as a Professor of Medicine (on leave) at the Stanford University School of Medicine since August 2008. From August 2008 to June 2022, Dr. Turakhia served as Chief, Cardiac Electrophysiology at VA Palo Alto Health Care System, where he still practices and performs catheter ablation and device implantation. Dr. Turakhia holds a B.S. in Molecular Biology and Computer Science from the University of California, Berkeley, and received his M.D. from the University of California, San Francisco. He also holds a M.S. in Clinical Research from University of California, San Francisco and received clinical training at Harvard’s Brigham & Women’s Hospital the University of California, San Francisco.
Daniel Wilson has served as our Executive Vice President, Corporate Development and Investor Relations since April 2023 and previously served as Executive Vice President, Corporate Development, Corporate Strategy and Investor Relations from June 2019 to April 2023. Previously, he served as Director and Head of Business Development at Penumbra, Inc., a global healthcare company focused on innovative therapies. Prior to Penumbra, he held various positions at J.P. Morgan between August 2006 and May 2016, most recently as Executive Director in the Healthcare Investment Banking group focused on digital health, medical technology and emerging healthcare companies. Earlier in his career, he held various positions in Piper Jaffray’s Healthcare Investment Banking group from August 2004 to August 2006. He started his career at KPMG as an Audit Associate from September 2003 to August 2004. Mr. Wilson has a B.S. in Business Administration from California Polytechnic State University at San Luis Obispo.

LETTER FROM COMPENSATION AND HUMAN CAPITAL MANAGEMENT COMMITTEE TO OUR STOCKHOLDERS

Dear Fellow Stockholders,
At our most recent investor day, the company articulated its ambitious goal to achieve one billion dollars in revenue by 2027 and defined the strategic pillars to position the company to deliver on this goal. Beginning in 2021, the company underwent a transformational shift focused on strengthening its foundational infrastructure and people to prepare for this long-term growth. Our renewed focus on the strategic pillars included hiring executives with experience in large multi- national companies and proven track records in both execution and growth, restructuring and optimizing our commercial sales force, establishing an enterprise risk function, remediating all outstanding material weaknesses, implementing a global business services center, and improving patient experience functions.

The early benefits of this shift have already begun to be realized. In 2023, as the company continued to execute successfully on these business and operation growth strategies, we achieved success in key areas such as:
•Initiating the largest product launch in company history – a next generation long-term continuous monitoring platform called Zio Monitor – while also enhancing our patient mobile application;
•Publishing the CAMELOT study, the first and largest study of its kind demonstrating that Zio XT monitoring is associated with the highest diagnostic yield and lowest likelihood of retesting amongst other ambulatory cardiac monitoring modalities and within the long-term continuous monitoring category; and
•Receiving EU CE mark for Zio Monitor in the European Union and being granted the high medical needs designation in Japan.
Although 2023 was a transformational year for the company, we also faced certain unanticipated challenges that could have distracted the teams from important initiatives required to deliver on our long-range plan. We shared that the company received a Subpoena Duces Tecum from the Consumer Protection Branch, Civil Division of the U.S. Department of Justice requesting production of various documents regarding our products and services on April 4, 2023. In addition, on May 25, 2023, iRhythm then received a Warning Letter from the U.S. Food and Drug Administration, which resulted from the FDA’s inspection at our Cypress facility in August 2022. The newly hired management team faced these challenges shortly after joining and it required a renewed focus on operational excellence, a reinvigorated commitment to process improvement, and diligent engagement with the external agencies while staying laser focused on the goals we set for future. The management team stepped up to the challenges and we remain confident that we can mitigate these risks.

With this context in mind, we firmly believe that the success of the company and the execution of iRhythm’s business strategy depends upon the leadership, stability, and operational excellence of our management team. To achieve this, we believe that the executive compensation structure must incentivize success within our short- and long-term programs that are directly tied to our financial, operational, and strategic goals. With a predominantly new leadership team in place, each of the NEOs along with other critical employees were granted a special one-time strategic long-term incentive equity award to ensure that the leadership team:
•Quickly integrates into the company to create one unified team focused on delivering on the long-term strategy;
•Remains focused on, and committed to, the long-term strategic pillars previously laid out;
•Continues to be aligned to stockholder interests;
•Delivers the company’s goals of growth and patient experience, operational excellence, and accelerating innovation;
•Is retained and stable despite unanticipated challenges and headwinds; and
•Is rewarded only if meaningful strategic progress is made and stockholder value is created.
Furthermore, we regularly engage with our stockholders to gain feedback on our executive compensation program and have made tangible progress towards further aligning the incentivization of our management team with stockholder interests. In 2023, we advanced this by extending the total stockholder return modifier within our performance-based restricted stock units to all NEOs and not just the CEO.
iRhythm is committed to a pay-for-performance culture that is supported through sound compensation and corporate governance policies that reflect best practices. We also are committed to continuing to engage with our stockholders and to constantly assess and evaluate our programs to ensure they align with our strategic pillars and create stockholder value.
As we look ahead, our strategic plan remains unchanged. iRhythm is fully committed to bringing high quality service to more patients in more locations worldwide, and we believe that this is supported by a compensation program that rewards performance in alignment with stockholders' interests. We thank you for your continued engagement and respectfully request your support for our 2024 Say on Pay proposal.

Sincerely,

Karen Ling, Chair of Compensation and Human Capital Management Committee
C. Noel Bairey Merz, M.D.
Bruce G. Bodaken
Abhijit Y. Talwalkar

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis (“CD&A”) describes the key elements of our executive compensation program, policies and practices, and the key decisions made by the Compensation and Human Capital Management Committee (referred to in this CD&A discussion as the “Committee”) of the Board of Directors regarding those programs during fiscal 2023.
For purposes of this CD&A and executive compensation disclosures, the individuals listed below are referred to collectively as our “named executive officers” or “NEOs”. Our NEOs for fiscal 2023 are:

Name	Position
Quentin Blackford	President, Chief Executive Officer, Director
Brice Bobzien	Chief Financial Officer
Patrick Murphy	Chief Business Officer and Chief Legal Officer
Chad Patterson	Chief Commercial Officer
Minang Turakhia	Chief Medical Officer, Chief Scientific Officer and EVP, Product Innovation
Executive Summary
In 2023, we continued to drive significant growth in our core business, and we believe that our ongoing accomplishments and investments will provide the foundation for sustained value creation over the long term. Over the past five years, our revenue CAGR grew over 27%, reflecting continued resilience amid various micro- and macro-economic challenges. Our significant financial and operational highlights for 2023 included:
Accelerated momentum in core U.S. commercial business
•Grew full year 2023 patient registrations by 24% compared to full year 2022;
•Drove record full year of new account onboarding for Zio LTCM service in the United States;
•Launched our next generation Zio Monitor patch that builds on the high performance of Zio XT, together with an enhanced Zio Monitor service that includes an updated patient experience to simplify enrollment and improve patient case management, and a refreshed patient mobile application; and
•Published the CAMELOT study in the peer-reviewed American Heart Journal in December 2023, demonstrating higher clinical diagnostic yield and lower odds of retesting with Zio LTCM service compared to other LTCM as well as to event recorder, mobile cardiac telemetry, and Holter.
Advanced initiatives within growth pillars to drive future value creation
•Zio Monitor system granted high medical needs designation by the Japanese Ministry of Health, Labour, and Welfare — reflecting recommendation by the Japanese Heart Rhythm Society — and we submitted a Shonin pre-market application to the Japanese Pharmaceutical and Medical Device Agency for regulatory approval in Japan;
•Received European Union CE marking under Medical Devices Regulation for the Zio Monitor and ZEUS System, which supports the capture and analysis of ECG data recorded by the Zio Monitor patch at the end of the wear period;
•Opened a global business services center in Manila, Philippines, to position us to maintain patient satisfaction, scale globally, and perform more efficiently; and
•Generated additional published evidence of feasibility supporting the potential to expand into predictive models.
Operated with discipline and efficiency to drive financial sustainability
•Revenue of $492.7 million increased by approximately 20% compared to full year 2022;
•Gross margin of 67.3% decreased by 120-basis point compared to full year 2022;
•Net loss of $123.4 million reflected an increased loss of $7.3 million compared to full year 2022;
•Adjusted EBITDA of ($4.9) million reflected a $6.4 million improvement compared to full year 2022; and
•Cash, cash equivalents, and marketable securities balance of $133.8 million as of December 31, 2023.
Taking into consideration the overall operating environment and business results, the Committee took the following key actions during 2023 with respect to the compensation of the NEOs:
•Base Salaries: For fiscal 2023, the Committee reviewed the base salaries payable to the NEOs with consideration of market positioning as well as individual performance. The merit increase ranged from 2.2% to 7.5%, and, as a result, made certain salary increases as described below.
•Annual Bonus Payout: The 2023 annual cash bonus plan is based on actual corporate performance as measured against pre-established 2023 target goals for total revenue and adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) and individual performance. For the NEOs, the cash bonus award ranged from 101.0% to 106.0% of target based on the company’s performance factor of 101.0% and individual performance factors that ranged from 100.0% to 105.0%.
•Target Bonus: The Committee increased the target annual cash bonus opportunity in 2023 for Mr. Patterson and Mr. Turakia to align with the competitive market data. No changes were made to the target annual cash bonus opportunity for other NEOs.
•PSU Payout - 2021-2023 Cycle: The PSU cycle commencing on January 1, 2021, and ending on December 31, 2023, resulted in a payout of 88.78% of target units granted.
•Long-Term Equity Incentive Compensation: The 2023 annual long-term incentive award for the NEOs continued to be equally split time-based restricted stock unit (“RSU”) awards and performance-based restricted stock unit (“PSU”) awards, which remains ahead of peer practices in PSU use for executives other than the CEO. The PSUs will be earned based on cumulative CAGR of our global unit volume over a three-year performance period and will be further adjusted based on our share price performance relative to the companies comprising the S&P Healthcare Equipment Select Industry Index. The CEO received a total grant of $6.2 million (both RSUs and PSUs at “target”) and the other NEOs received an individual total grant ranging from $2 million to $2.3 million (both RSUs and PSUs at “target”).
•Special One-Time Long-Term Strategic PSU Award: In August 2023, each NEO received a special one-time three-year performance-based strategic equity award based on multiple operational, strategic, and TSR goals that differed from annual PSU goals, referred to as the 2023 Strategic PSU Award. The 2023 Strategic PSU Award was granted as part of a larger program in which other management members also received an award. The objective of this award is to quickly integrate into the company the predominately new leadership team to create one unified team focused on delivering on the long-term strategy; motivate key executives and other key management team members in the organization to deliver on the company’s goals of growth and patient experience, operational excellence, and accelerating innovation, while retaining critical talent despite unanticipated challenges and headwinds. The award value at maximum performance achievement level as of the grant date for the CEO and each of all other NEOs was $7.5 million and $2.1 million, respectively.

Pay for Performance Philosophy
iRhythm’s executive compensation programs and policies are designed to retain and motivate a strong, capable, high functioning and experienced executive team with the ability to execute on our strategic growth objectives, while aligning strong performance, collaboration and accountability with business results and the interests of our stockholders.
To ensure this alignment and to reward individual initiative and effort, a substantial portion of the NEOs’ target total direct compensation is performance-based and “at-risk.” In 2023, we emphasized performance-based compensation through two separate compensation elements:
•The first is the annual cash bonus award that is based on the company’s performance against financial objectives specified at the beginning of the performance year and an evaluation of individual accomplishments and performance during the year.

•The second is the grant of PSU awards as part of our annual equity cycle, which comprise 50% of the NEOs’ annual long-term incentive compensation. These annual PSUs require our achievement of a target goal of compound annual growth rate in global unit volume over a three-year period, with the resulting achievement modified by our relative shareholder returns or TSR against an industry index.
The performance-based and variable pay elements ensure that a substantial portion of the NEOs’ target total compensation for 2023 is “at risk”, with the amounts ultimately payable subject to variability above or below target levels commensurate with the company’s actual performance. Specifically, approximately 90% of the CEO’s and 84% of the other NEOs’ annual compensation is variable and connected to company’s operational, financial, and share price performance. The annual pay mix for the CEO and other NEOs in 2023 is reflected below and excludes the Strategic PSUs.

To ensure ongoing alignment to the compensation philosophy, the Committee also periodically evaluates the relationship between the reported values of the equity awards granted to our executive officers, and the amount of compensation realizable (and, ultimately, realized) from such awards in subsequent years and corresponding company performance over the same period.

Executive Compensation Philosophy
Our overarching compensation philosophy is focused to achieve the following primary objectives:
•enable the attraction and retention of high-caliber executive talent;
•directly link rewards to the achievement of key financial, operational, and strategic results that build long-term stockholder value; and
•recognize individual performance by linking rewards to individual achievements in addition to measurable corporate results.
To achieve our compensation philosophy, our current practice is to combine a mixture of compensation elements that balance achievement of our short-term goals with our long-term performance. We provide short-term incentive compensation opportunities in the form of an annual cash bonus plan, which focus on our yearly operating results, and long- term incentive compensation opportunities are provided in the form of equity awards.
While we do not have a specific policy on the allocation between short-term and long-term compensation elements, the majority of the NEOs’ compensation is delivered in long-term equity-based compensation. While the pay mix may vary from year to year, the overarching goal is to achieve our compensation objectives and ensure that a meaningful percentage of total compensation is tied to long-term performance.

Executive Compensation Policies and Practices
We endeavor to maintain and operate under sound corporate governance standards to best serve our stockholders and be aligned with external industry expectations, while also incorporating certain “best practices” in executive compensation. The Committee evaluates our executive compensation program on a regular basis to ensure that it is consistent with our short-term and long-term goals given the dynamic nature of our business and the market in which we compete for executive talent. The following summarizes our executive compensation related policies and practices:

What We Do	What We Don’t Do
▪Maintain an Independent Committee. The Committee consists solely of independent directors.
▪Retain an Independent Compensation Adviser. The Committee engaged an independent consultant to advise on all executive compensation related matters independent of management.
▪Compensation At-Risk. Our executive compensation program is designed so that a significant portion of our NEOs’ compensation is “at risk” and directly linked to our corporate and stock performance, as well as equity-based to align with the interests of our stockholders.
▪“Double-Trigger” Change-in-Control Arrangements. Our post-employment compensation arrangements in the event of a change in control of the company are “double-trigger” arrangements that require both a change in control of the company plus a qualifying termination of employment before payments and benefits are paid.
▪Compensation Recovery (“Clawback”) and Misconduct Policies. We have adopted two separate and robust compensation recovery policies applicable to current and certain former executive officers – one is triggered by certain misconduct and one is triggered by an accounting restatement, which is intended to comply with the latest Nasdaq listing rule.
▪Stock Ownership Guidelines. We have a robust stock ownership policy for our NEOs and the non-employee members of our Board of Directors.
▪Declined 2023 Equity Incentive Plan Increase. We are committed to responsible management or our equity incentive plan, and decided to not take the evergreen equity refresh provision in 2023 that our current plan allows.

▪No Executive Employment Agreements: We do not maintain employment agreements with any executive including the NEOs.
▪No Executive Retirement Plans. We do not offer supplemental pension or retirement plans or arrangements to our NEOs.
▪Limited Executive Perquisites. We do not provide perquisites or other personal benefits with an aggregate incremental amount of more than $10,000 to any NEO.
▪No Tax Gross-Ups on Perquisites: We do not provide any tax gross-ups on perquisites, other than related to standard relocation and corporate housing benefits.
▪No Special Welfare or Health Benefits. Our NEOs participate in broad-based company-sponsored health and welfare benefits programs on the same basis as our employees generally.
▪No Post-Employment Tax Payment Reimbursement. We do not provide any tax reimbursement payments including “gross-ups” on any severance or change-in-control payments or benefits.
▪No Hedging or Pledging of Our Equity Securities. We prohibit our employees, including our executive officers, and the members of our Board of Directors from engaging in certain derivative transactions and from hedging our securities, and from holding our securities in a margin account or pledging our securities as collateral for a loan.

Governance and Executive Compensation Program
Role of the Compensation and Human Capital Management Committee
The Committee has the principal responsibility for establishing, implementing, and monitoring adherence to the compensation philosophy and objectives. The Committee oversees the compensation and benefit policies and programs, and strategies related to the management of human capital. The Committee is responsible for the executive compensation program for the executive officers and reports to our Board of Directors on its discussions, decisions, and other actions.
As it relates to the CEO, the Committee evaluates his performance against the goals and objectives that were approved by the Board of Directors at the beginning of the year, and makes recommendations to the Board of Directors regarding his compensation. As it relates to the other NEOs, the Committee, in consultation with the CEO, reviews and approves all compensation decisions. Our CEO and CFO provide initial recommendations to the Committee on the company’s achievement of corporate and functional performance objectives under the incentive plans.

The Committee also reviews and provides compensation recommendations to our Board of Directors relating to the non-employee independent members of our Board of Directors.
The Committee retains an independent compensation consultant that specializes in executive compensation standards and practices (as described below) to provide support in its review and assessment of our executive compensation program.
Compensation-Setting Process
The Committee reviews the base salary, annual cash bonus and long-term incentive compensation of the CEO and other NEOs at the beginning of the calendar year, or more frequently as warranted to develop the target total compensation opportunities. The Committee does not use a single method or measure in formulating the compensation program, nor does it establish specific targets for the total direct compensation of the NEOs. The Committee and our Board of Directors consider the following factors:
•the company’s performance against the financial and operational objectives established earlier during the fiscal year and for the financial metrics, where available, our company’s performance relative to the compensation peer group selected by the Committee;
•each individual NEO’s skills, experience, qualifications and scope of role and potential contributions;
•the performance of each individual NEO based on a subjective assessment of their contributions to the overall Company performance, ability to lead their business function and work as part of a team, all of which reflect the Company’s core values;
•internal compensation equity among the NEOs;
•the compensation practices of the compensation peer group and the positioning of each NEO’s compensation relative to comparable positions at peer companies and other market compensation levels in the broader medical device industry; and
•the compensation recommendations provided by the CEO with respect to other NEOs.
These factors provide the framework to make decisions regarding the total direct compensation for each NEO. Neither the Committee, nor our Board of Directors, assigns relative weights or rankings to such factors. No particular factor is determinative in setting pay levels and our Committee and our Board of Directors is guided by their knowledge, experience and collective judgment in assessing the various qualitative and quantitative inputs to make compensation decisions.
Role of Management
In discharging its responsibilities, the Committee works closely with the members of the management including the CEO. The management team assists the Committee and our Board of Directors by providing information on corporate and individual performance, and management’s perspective on compensation matters. The Committee solicits and reviews the CEO’s recommendations and proposals with respect to program structures, as well as recommendations for adjustments to annual cash compensation, long-term incentive compensation and other compensation-related matters for the NEOs (other than himself) based on his evaluation of individual performance.
Each year, the CEO reviews the performance of the other NEOs based on individual level of success in accomplishing the business objectives established for the prior year and the overall performance during that year, and then shares these evaluations with, and makes recommendations to, the Committee for each element of compensation. The annual business objectives for each NEO are developed through mutual discussion and agreement between the CEO and each NEO. The CEO develops his annual corporate goals and objectives independently, which are reviewed, and ultimately determined, by the Board of Directors.
The Committee reviews and discusses management proposals and recommendations with the CEO and considers them as one factor in formulating the recommendations for the compensation of the CEO and other NEOs. The CEO recuses himself from discussions and recommendations regarding his own compensation.

Role of Compensation Consultant
The Committee engages an independent external compensation consultant to assist it by providing information, analysis and other advice relating to our executive compensation program and the decisions resulting from its annual executive compensation review. For 2023, the Committee engaged Aon to serve as its independent consultant to advise on executive compensation matters. Aon’s services included an analysis of competitive market pay practices for senior executives and data analysis and selection of the compensation peer group. The market analysis and Aon’s advice are key components of the Committee’s process to determine appropriate and competitive compensation for our NEOs.
For 2023, Aon regularly attended meetings of the Committee and consulted on:
•assessing competitive market practices and compensation levels for our executive officers, including our NEOs;
•assessing the design of our 2023 annual bonus plan, as well as a review of short-term incentive compensation plan design practices of the competitive market;
•assessing executive compensation trends within our industry, and updating on corporate governance and regulatory developments;
•reviewing and providing input on the Compensation Discussion and Analysis section of our proxy statement;
•reviewing and analyzing the compensation for the non-employee members of our Board of Directors;
•reviewing competitive market practices for stock ownership guidelines;
•assessing the design of the 2023 PSU awards, as well as a review of PSU awards design and grant practices of the competitive market;
•assessing the design of the Strategic PSUs tied to critical long-term operational and strategic goals for select employees including key executives;
•reviewing competitive market practices for equity compensation, including burn rate and overhang, and advising on the mix of equity award types; and
•the research, development and review of our compensation peer group.
The terms of Aon’s engagement include reporting directly to the Committee. Aon coordinates with the management team for data collection and job matching for our executive officers. In 2023, Aon also provided non-executive compensation consulting services. In aggregate, Aon provided services worth $570,033 related to our executive compensation, broad-based compensation and sales compensation programs. The Committee evaluated Aon’s independence pursuant to the listing standards of The Nasdaq Stock Market and the relevant SEC rules and determined that no conflict of interest has arisen as a result of the work performed.

Market Comparators
For the purpose of comparing the executive compensation of our executive officers against the competitive market, the Committee reviews and considers the compensation levels and practices of a group of peer companies. The Committee reviews the peer group at least annually and adjusts its composition if warranted, considering changes in the Company’s business profile and the business profile of the peer companies. The compensation peer group selection process considers companies that are similar to iRhythm based on multiple parameters such as industry sector, revenue, market capitalization, geographical location and number of employees.
In August 2022, the Committee reviewed and updated the compensation peer group for use in 2023 compensation planning to reflect changes in the Company’s financial profile to recognize the evolving business focus and to account for merger and acquisition activity among the peer companies. During this annual review, the Committee evaluated the companies comprising the peer group based on the following criteria:
•publicly traded medical device companies headquartered in the United States with a similar employee headcount of approximately one-third to approximately three times our headcount;

•companies in the healthcare equipment, healthcare services, healthcare supplies, healthcare technology and life sciences tools and services sectors with a focus on organizations that market to the end user;
•high growth companies within a similar revenue range, approximately one-third to approximately three times our estimated revenue for the previous four fiscal quarters; and
•companies within a similar market capitalization range, approximately one-third to approximately three times our then-estimated market capitalization.
Based on the assessment, the Committee determined to make the following changes:

Companies Added	Companies Removed
•10x Genomics, Inc. •Abiomed, Inc. •Axonics •Globus Medical •Guardant Health, Inc. •Inari Medical •Insulet •Masimo Corporation •Natera, Inc. •NovoCure •Penumbra •ShockWave Medical •STAAR Surgical Company	•AngioDynamics •Atrion •Cardiovascular Systems •CareDx •Health Catalyst •Heska •Invitae •Myriad Genetics •Natus Medical •NeoGenomics •Nevro •Tabula Rasa HealthCare •Tactile Systems Technology
The Committee established the following peer group for use in evaluating and determining 2023 compensation:

10x Genomics, Inc.	Guardant Health, Inc.	NovoCure
Abiomed, Inc.	Inari Medical	Penumbra
AtriCure, Inc.	Inspire Medical Systems, Inc.	ShockWave Medical
Axonics	Insulet	STAAR Surgical Company
Fulgent Genetics, Inc.	Lantheus Holdings, Inc.	Tandem Diabetes Care
Glaukos Corp.	Masimo Corporation
Globus Medical	Natera, Inc.
The Committee uses data from the peer group as well as data from custom cuts of the Radford Global Technology Survey and Global Life Sciences Survey, to evaluate the competitive market when determining the total direct compensation for the NEOs, including base salary, target annual bonus opportunities and long-term incentive compensation. Given the objective of attracting, retaining, motivating and rewarding a superior team of executive officers and employees, the aim is to provide a total direct compensation package that is competitive compared to the peers, with a great emphasis on equity incentive compensation to tie the NEOs’ and employees’ interests more effectively to those of the stockholders.
Compensation Risk Assessment
The Committee conducts and oversees an annual review of executive and sales compensation-related risk to determine whether the compensation programs encourage excessive or inappropriate risk-taking, and to evaluate the level of risk, and concluded that the policies and programs are not reasonably likely to have a material adverse impact.

Individual Compensation Elements
In 2023, the principal elements of our executive compensation program, and the purposes for each element, were as follows:

Element	Form of Element	Primary Objective	Reward Realized on Achievement of
Base Salary	Fixed – Cash	Attract and retain highly talented executives by providing amounts that are competitive in the market and reward performance	Continued service
Annual Cash Bonuses	Variable – Cash	Motivate our executives to achieve annual business objectives and provide financial incentives to meet or exceed these objectives	Pre-established performance metrics based on our annual operating plan
Time-based RSUs	Variable - Equity	Retain our executives as RSUs vest over 4 years while also aligning their interests with those of our stockholders	Continued service and hold value even when there is no stock price appreciation
Performance-based RSUs	Variable - Equity
Motivate our executives to achieve long-term stockholder value creation and align their interests with those of our stockholders by providing performance-based equity with opportunity to earn above target level through superior performance
Pre-established performance metrics tied to unit volume growth with the relative TSR modifier
Strategic PSU Awards	Variable - Equity
Retain key talent and motivate our executives and other select key employees to achieve long-term stockholder value creation by focusing on multiple long-term operational and strategic goals that differ from annual PSU goals and align their interests with those of the stockholders. Ensure that our new executive leadership team quickly integrates and assimilates into the company and aligns to create one unified team focused on delivering on the long-term strategy.
Operational and strategic goals with the relative TSR modifier
We also provide certain post-employment severance and change in control provisions, and various health and welfare benefits, including a 401(k) retirement savings plan. In general, executive officers participate in the standard employee benefit programs available to our employees generally.
Base Salary
Base salary represents the fixed portion of the compensation of the NEOs and is an important element of compensation intended to attract and retain highly talented individuals. The Committee reviews and develops recommendations using the competitive market data for appropriate adjustments to the base salary of the CEO and determines the base salaries of the other NEOs as part of its annual executive compensation review. In addition, the base salaries of the NEOs may be adjusted in the event of a promotion or significant change in responsibilities.
For 2023, the Committee reviewed the base salaries payable to our NEOs with consideration of market positioning as well as individual performance and determined that a merit increase based on individual performance was appropriate. The base salary increase for Mr. Bobzien was slightly higher as he was given a mid-year adjustment to reflect the expansion in his role and responsibilities, to include IT and Revenue Cycle Management.

The Committee approved increases in the base salaries for our NEOs as follows:

NEO	2022 Annual Base Salary	2023 Annual Base Salary
Quentin Blackford	$650,000	$675,000
Brice Bobzien (1)	400,000	430,000
Patrick Murphy	440,000	455,000
Chad Patterson	450,000	460,000
Minang Turakhia	425,000	440,000
(1) Mr. Bobzien’s salary was increased from $400,000 to $415,000 as part of the annual cycle and from $415,000 to $430,000 effective August 2023.
The actual base salaries paid to our NEOs in 2023 are set forth in the “2023 Summary Compensation Table” below.
Annual Cash Bonus
In February 2023, the Committee approved the 2023 Annual Bonus Plan to provide cash incentives to meet or exceed the financial objectives set forth in our 2023 annual operating plan as well as individual performance measures. The final bonus payments are funded based on our level of achievement with respect to corporate performance goals and individual performance.
The cash bonus is based upon a specific percentage of each NEO’s annual base salary. In determining the target bonus percentages, the Committee also considered current retention risks, external market challenges, and the other factors described in “Governance of Executive Compensation Program – Compensation-Setting Process” above.
The Committee increased the target annual cash bonus opportunity in 2023 for Mr. Patterson and Mr. Turakhia to align with market data. The target bonus opportunity of the NEOs for 2022 and 2023 were as follows:

NEO	2022 Target Bonus as % of Salary	2023 Target Bonus as % of Salary
Quentin Blackford	100%	100%
Brice Bobzien	60%	60%
Patrick Murphy	60%	60%
Chad Patterson	60%	70%
Minang Turakhia	50%	60%
Corporate Performance Measures
In February 2023, the Committee selected two financial performance measures for the 2023 Annual Bonus Plan—Revenue (weighted 75%) and Adjusted EBITDA (weighted 25%). The Committee believed these performance measures were appropriate because they provided a strong emphasis on growth while also considering the management of expenses, which it believed would most directly influence long-term stockholder value.
For purposes of the 2023 Annual Bonus Plan:
•“Revenue” meant GAAP revenue as reported in our audited financial statements; and
•“Adjusted EBITDA” excludes non-cash operating charges for stock-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, income taxes, impairment and restructuring charges, and business transformation costs.
For each of these performance measures, the Committee established a target achievement level. Each performance measure was weighted according to the Committee’s assessment of its relative significance related to the successful execution of our annual operating plan.

The Committee set the following performance levels, weighting and payout percentages for the two corporate performance measures as follows:

Performance Measure	Weighting	Threshold Payout %	Target Payout %	Maximum Payout %
Revenue	75%	50%	100%	200%
Adjusted EBITDA	25%	50%	100%	200%
The performance target levels were intended to require significant effort and, therefore, were set at levels ordinarily difficult to achieve and for which average, or below-average performance would not warrant a bonus payment. For actual performance between the threshold and maximum performance levels for the Revenue and Adjusted EBITDA measures, the actual bonus payment with respect to each measure was to be calculated by linear interpolation. The Committee believed the 2023 Revenue and Adjusted EBITDA targets to be challenging but achievable, requiring strong performance from each of our executive officers.
Individual Performance Factor
The individual cash bonus payments for the NEOs were determined based on a combination of corporate and individual performance. The Committee reviews individual performance to determine the final annual cash bonus payment using a guidance of 0% to 115% for each executive officer including each NEO.
Unless threshold performance is achieved on at least one of the Company metrics, there is no payout regardless of individual performance. The maximum bonus is capped at 200% irrespective of the individual performance factor.
Annual Cash Bonus Payments
In February 2024, the Committee determined the achievement, and corresponding payment levels, with respect to the corporate performance measures under the 2023 Annual Bonus Plan were as follows:

Performance Measure	Weighting	Actual (in $ million)	Payout %	Final Weighted Payout %
Revenue	75%	$492.7	111%	83%
Adjusted EBITDA	25%	$(4.9)	70%	18%
Final Corporate Factor				101%
The Committee approved the final corporate factor score equal to 101% to determine the final bonus payout for the 2023 Annual Bonus Plan.
In determining the awards for the NEOs, the Committee also evaluated the collective and individual performance of the NEOs, noting the following accomplishments in areas spanning our strategic pillars of Customer Growth and Experience, Accelerating Innovation, Operational Excellence, People and Culture, and Stakeholder Outcomes.

Quentin Blackford, President, Chief Executive Officer and Director
•Overall: Throughout 2023, although we saw unanticipated activities related to the DOJ subpoena and FDA Warning Letter, we maintained a clear vision for the organization with a focus on regaining momentum in the core business. In tandem, we elevated the focus on innovation and sustainability of our future business. We gained ground with our share of the long-term cardiac monitoring market (from ~68% to ~70%), reaccelerated growth in our existing customer channels (approximately 70% of unit growth year-over-year came from existing accounts versus approximately 50% in the prior year), expanded deeper into the primary care channel, and established reimbursement rates with government payers on a national level. In 2023, we achieved full-year revenue of $492.7 million, or 20% year-over-year growth, meaningfully improved our adjusted EBITDA profile by 180 basis points, and our share price improved by nearly 15% for the full year placing us in the top quartile of our peer group.
•Company Culture & Leadership: We continued to build out a strong leadership team, working through transitions early in the year with the Chief Operating Officer and Chief Human Resource Officer roles. In 2023, we also refreshed our company cultural values and renewed investments in our company culture efforts. To ensure strong business continuity plans, we also partnered with the Board of Directors on succession planning efforts for the entire executive team.
•Patient-Focus: In what was a transformative acceleration in the number of patients using Zio, we began 2023 by crossing the 6 million cumulative patient reports posted and closed the year rapidly approaching 8 million cumulative reports posted. Continuing our strong patient focus, we launched our next generation long-term continuous monitor (the Zio Monitor) and MyZio 2.0 patient mobile app, published the CAMELOT real-world evidence study of Zio XT, and made strong inroads in primary care.
•Operational Discipline and Efficiency: We continued our focus on reducing G&A spend and paved new pathways for growing our business, setting us up to serve more patients worldwide. We opened our Global Business Services (GBS) center in Manila where we welcomed approximately 175 new iRhythm team members over the course of 2023. Furthermore, the implementation of an enhanced patient billing experience allowed us to streamline the patient experience, elevate our service to customers, and drive greater efficiency within our revenue cycle operations.
Brice Bobzien, Chief Financial Officer
•Significantly elevated forecasting and planning capabilities of the entire organization.
•Drove adjusted EBITDA improvement of approximately 180-basis points as compared to 2022 as we continue to enhance the financial profile of the company.
•Elevated talent in FP&A and accounting functions – including hiring of a critical leadership role with Chief Accounting Officer Marc Rosenbaum’s appointment – while also making meaningful organizational changes within IT.
Patrick Murphy, Chief Business Officer and Chief Legal Officer
•Launched data analysis project to support expanded use cases within adjacent market opportunities.
•Co-led our responses to the FDA and DOJ.
•Managed the implementation of technology and process revisions to client billing services.
Chad Patterson, Chief Commercial Officer
•Delivered 24% registration volume growth year-over-year and grew share in a competitive market while managing through FDA/DOJ headwinds.
•Drove expansion into primary care physician channels through both core expansion and innovative channel growth.
•Achieved record full year of new account onboarding for Zio LTCM in the United States and significantly upgraded our Public Relations function.
•Reaccelerated commercial momentum in 2023 by increasing Zio’s share within the long-term cardiac monitoring market from ~68% in 2022 to ~70% in 2023.
•Successfully launched next generation Zio Service.

Minang Turakhia, MDMS, Chief Medical Officer, Chief Scientific Officer and EVP, Product Innovation
•Delivered significant clinical research output with 8 manuscripts and 14 abstracts disseminated in 2023, including CAMELOT analysis, dissemination, and field activities.
•Played a critical scientific and product leadership role in four product launches that included Zio Monitor, MyZio 2.0 mobile application, an enhanced customer experience platform, and atrial fibrillation burden reporting.
•Stood up U.S. and international advisory boards, and established iRhythm’s first international medical affairs presence.
The following table sets forth the target annual cash bonus opportunities and the actual cash bonus payments made to the NEOs for 2023:

NEO	2023 Target Bonus ($)	Company Performance Factor	Individual Performance Factor	Final Bonus ($)	Actual Bonus as % of Target
Quentin Blackford	675,000	101%	105.0%	716,000	106%
Brice Bobzien	258,000	101%	100.0%	260,580	101%
Patrick Murphy	273,000	101%	100.0%	275,730	101%
Chad Patterson	322,000	101%	105.0%	341,481	106%
Minang Turakhia	264,000	101%	103.0%	274,639	104%
Long-Term Incentive Compensation
The Company uses long-term incentive compensation in the form of equity awards to incentivize and deliver competitive compensation that recognizes executives for their contributions to the Company. The realized value of the equity awards is directly correlated to the stock performance, and thus aligns the interests of NEOs with stockholders by focusing them on long-term growth to create value for stockholders.
The Committee views long-term incentives as a significant element of total compensation at the executive level and a crucial component of the Company’s total rewards compensation package. During fiscal 2023, the Committee evaluated all of the foregoing when designing the Company's long-term incentive program structure, as well as the Strategic PSUs, with input from Aon.
•2023 Annual Equity Awards. Based on this evaluation, the Committee determined that an even split of PSUs (at target) and RSUs continued to serve the Company well for annual awards. The portfolio of PSU awards and RSU awards appropriately balances the incentive benefits of a performance-based equity award vehicle with executive retention and stockholder dilution (as compared to stock options) benefits, thereby aligning the interests of our executive officers and stockholders and enabling us to use our equity compensation resources efficiently.
•This is a market leading practice for the NEOs other than CEO, as more emphasis is placed on performance-based equity compared to peer and broader market prevalence.
•The Committee also evaluated the vesting schedule for each long-term incentive vehicle, taking into consideration current market practices and concluded that the previously adopted vesting period for PSUs and RSUs remained appropriate for annual awards. The PSUs cliff vest after 3 years and the RSUs vest 25% over four years.
•2023 Strategic Performance Equity Awards. For the Strategic PSUs, it was determined that the award would be granted entirely in PSUs with a 3-year cliff vest and a maximum of 150% of target units granted.
Generally, long-term incentive compensation opportunities are granted to our CEO by the independent members of our Board of Directors, based on the recommendations of the Committee, and to our other executive officers, including our other NEOs, by the Committee.
The equity awards granted to our incumbent NEOs in 2023 are set forth in the “2023 Summary Compensation Table” and the “2023 Grants of Plan-Based Awards Table” later in the proxy document.
Annual Long-Term Incentive (LTI) Awards
In February 2023, as part of the annual review of the executive compensation program, the Committee determined the aggregate target value of each executive officer’s long-term incentive compensation, granted long-term incentive compensation in the form of 50% PSU awards and 50% RSU awards to the executive officers including the NEOs, and approved the aggregate target value of each NEO’s equity award as well as the design and performance metrics for the PSU awards. The Committee differentiates the award value of our incumbent NEOs based on the review of the competitive market data for their respective positions, the size of any previously granted equity awards and an evaluation of their performance.
The annual equity awards granted to the NEOs in February 2023 which, in the case of the PSU awards, represent the target number of units eligible to be earned based on target performance, were as follows:

NEO	Target Value - RSUs	Number of Units(1) - RSUs	Target Value - PSUs	Number of Units(1) - PSUs	Total Annual LTI
Quentin Blackford	$3,100,000	28,775	$3,100,000	28,775	$6,200,000
Chad Patterson	$1,150,000	10,674	$1,150,000	10,674	$2,300,000
Brice Bobzien	$1,000,000	9,282	$1,000,000	9,282	$2,000,000
Patrick Murphy	$1,000,000	9,282	$1,000,000	9,282	$2,000,000
Minang Turakhia	$1,000,000	9,282	$1,000,000	9,282	$2,000,000
(1)The total number of units subject to a PSU award and a RSU award was equal to the Target Value divided by the 20 trading-day average closing price of our common stock on the date of grant. The use of a 20-day average closing price of our common stock is to minimize the variability between the award value approved and the actual number of units granted.
PSU Awards: 2023-2025 Cycle
The actual number of PSUs that will be eligible to vest will be determined based on the company’s compound annual growth rate of unit volume (“Unit Volume CAGR”) results measured for the performance period commencing on January 1, 2023 and ending on December 31, 2025, by comparing the unit volume for 2022 against the unit volume for 2025 (subject to the NEO’s continued employment through the certification date of such performance results, which certification must be made no later than March 15, 2026). The PSUs earned based on the Unit Volume CAGR will be adjusted based on achievement of TSR versus S&P Healthcare Equipment Select Industry Index for the same three-year performance period. We believe that Unit Volume CAGR is the appropriate internal metric that aligns with our long-range strategic plan, while relative TSR provides the external measurement of our share performance relative to broader industry performance.
Unit Volume CAGR
The PSU awards may be earned to the extent that we achieve pre-established threshold, target and maximum performance levels for Unit Volume CAGR over the three-year performance period, as follows:

Target Performance Level Achieved (%)	Target Units Earned (%)
Below 75% of target (CAGR level)	0% of Target
75% of target (CAGR level)	50% of Target
100% of target (CAGR level)	100% of Target
125% of target (CAGR level)	200% of Target
The exact number of earned units will be determined using linear interpolation based on our actual Unit Volume CAGR if it falls between the threshold and maximum performance achievement levels set forth in the table above.
The Unit Volume CAGR performance goal is not disclosed because we strongly believe that it will be competitively harmful, as it would give competitors insight into our long-term strategic and financial planning processes. The Committee ensured that the performance measure target has sufficient stretch and ensured that participants would not be rewarded below a minimum growth target. For the three-year period from 2023 through 2025, we have maintained the same growth rate minimum, target and max thresholds as in prior plan years, despite starting at a higher volume than in prior years.

Relative TSR Modifier
In order to align the number of PSUs earned with our stockholders’ experience, the number of units earned based on the Unit Volume CAGR will be adjusted for certain levels of achievement of the company’s TSR as compared to the TSR achieved by the companies comprising the S&P Healthcare Equipment Select Industry Index as in effect on the last day of the performance period, as follows:

Company TSR Percentile Rank	Earned PSUs Adjustment
At or below 25%	Decrease by 25%
At 50%	No Change
At or above 75%	Increase by 25%
To the extent that the company’s TSR results for the performance period fall between any levels set forth in the table above, the percentage adjustment to the number of units will be determined based on linear interpolation.
The Committee established a maximum cap of 200% on the PSU payout starting with the 2024-2026 PSUs irrespective of above median TSR performance, and maximum Unit Volume CAGR performance level.
PSU Awards: 2021-2023 Cycle Final Payout
In February 2024, the Committee certified the achievement of the Company’s CAGR Unit Volume for the performance period commencing on January 1, 2021 and ending on December 31, 2023 and approved a payout of 88.78% of target. Mr. Blackford is the only NEO who received this PSU grant when he joined the company in October 2021. The other NEOs did not receive this award as they were not yet hired when this award was made.

Executive Name	Target PSUs	Actual Payout %	Actual Earned PSUs
Quentin Blackford	50,989	88.78%	45,268
RSU Awards
The 2023 time-based RSU awards vest over a four-year period, with 25% of the units subject to the awards vesting on the first anniversary of the vesting commencement date of March 1, 2023, and 25% of the units subject to the awards vesting on each of the second, third and fourth anniversaries of the vesting commencement date, contingent upon the NEO remaining continuously employed by us through each applicable vesting date. Each unit granted pursuant to the RSU awards represents a contingent right to receive one share of our common stock for each unit that vests pursuant to the awards.

Long-Term Strategic PSU Award
On August 7, 2023, the Board of Directors, upon recommendation from the Committee, approved a strategic performance-based equity award for certain key employees. The Board of Directors and the Committee believed that broad- based alignment among these key critical talent with respect to several important long term operational objectives was important to achieve the following:
•drive achievement of strategic objectives while we transform and scale our business model;
•retain critical talent; and
•create continuity and stability among our leadership team and motivate the team to collectively achieve strong and sustained performance.
As part of this broader program, all the current incumbent NEOs received performance-based restricted stock unit awards The Strategic PSUs are designed to incentivize significant and sustained performance with vesting only occurring if the Company achieves certain operational goals during the period starting July 1, 2023 and ending June 30, 2026. The PSUs attributable to achieved operational goals are further subject to increase or decrease based on the level of achievement of the Company’s relative TSR performance subject to certain caps.

The executive must continue to provide services to the Company through the later of the date on which the Committee determines achievement of the Strategic PSUs and August 7, 2026.
The Strategic PSUs are 100% performance-based comprised of the following three goals (collectively, the “Operational Goals”) that may be achieved during the performance period, with each Operational Goal representing one-third of the total award value.
i.enhancing the patient experience while significantly increasing patient registrations;
ii.achieving certain adjusted EBITDA as a percentage of revenue goals; and
iii.accelerating new product or service innovations.

Additional detail regarding these goals is not disclosed because we strongly believe that it will be competitively harmful, as it would give competitors insight into our long-term operational and financial planning processes.
The number of PSUs eligible to vest is first measured based on achievement of the Operational Goals (the “Earned PSUs”). Achievement of two Operational Goals is “target” level achievement and achievement of three Operational Goals is “maximum” level achievement, in each case subject to adjustment for the company’s relative TSR performance, as described below, provided however that in no event will the Earned PSUs be greater than the “maximum” level of achievement regardless of the level of relative TSR achievement. There is no interpolation for partial achievement of an Operational Goal.
The number of Earned PSUs determined based on achievement of the Operational Goals will then be adjusted by the Company’s relative TSR as compared to the TSR achieved by the companies comprising the S&P Healthcare Equipment Select Industry Index over the performance period.
Upon relative TSR performance of greater than the 75th percentile, the number of Earned PSUs will be adjusted upwards by 25%. However, if all three Operational Goals have been achieved, the Performance Award has already reached its cap and there will be no upward adjustment and no additional PSUs will become earned and vested. Upon relative TSR performance of less than the 33rd percentile, the number of Earned PSUs will be adjusted downward by 25%; however, if all three Operational Goals have been achieved, the number of Earned PSUs will be capped at the “target” level achievement, which is greater than a 25% reduction. There is no interpolation between relative TSR achievement levels.

The summary below shows the key differences in the design and features of the annual PSU award and the Strategic PSU award:

Key Design Features	Compared to Annual PSU Design
Performance Goals	Operational based goals with R-TSR
Performance Scale	Target is defined as achieving 2 out of 3 goals with no interpolation between levels
Negative Relative TSR (-25%)	Negative modifier kicks in below 33rd percentile instead of 25th percentile
Relative TSR Interpolation	No interpolation between 33rd percentile to 75th percentile relative TSR performance
Downside Payout Limit	If all three goals achieved, "floor feature" will cap payout at 100% if R-TSR is below 33rd percentile
Upside Payout Cap	If all three goals achieved, "ceiling feature" will cap payout at 150% even if R-TSR is above 75th percentile
The following table summarizes the target level and maximum level of award value and corresponding units granted under this program to each NEO as of August 7, 2023. The total number of units subject to these Strategic PSUs are equal to the values in the table below divided by the 20 trading-day average closing price of our common stock on the date of grant. These amounts do not reflect, and are different from, the grant date fair value of the PSUs computed in accordance with FASB ASC Topic 718, which is set forth in the 2023 Summary Compensation Table and the 2023 Grants of Plan-Based Award Table below:

Name	Target Value ($)	Target # PSU Units	Maximum Value ($)	Maximum # PSU Units
Quentin Blackford	5,000,000	48,534	7,500,000	72,801
Brice Bobzien	1,400,000	13,589	2,100,000	20,384
Patrick Murphy	1,400,000	13,589	2,100,000	20,384
Chad Patterson	1,400,000	13,589	2,100,000	20,384
Minang Turakhia	1,400,000	13,589	2,100,000	20,384
Benefits
Our NEOs are eligible to receive the same benefits available to all employees generally, subject to the satisfaction of specific eligibility requirements. These benefits include flexible spending accounts, medical, dental, and vision benefits, business travel insurance, employee assistance program, basic life insurance, accidental death and dismemberment insurance, short- and long-term disability insurance, and commuter benefits. In structuring these programs, we seek to provide an aggregate level of benefit offerings comparable to similar companies, compliant with applicable laws, and affordable to employees.
We continue to maintain a tax-qualified Section 401(k) retirement savings plan (the “401(k) Plan”) that provides eligible employees, including our NEOs, with an opportunity to save for retirement on a tax-advantaged basis. In 2023, we offered eligible participants a discretionary matching contribution to the 401(k) Plan. We may make an employer contribution to each eligible employee each year—all participants’ interests in the matching contributions vest immediately from the time of contribution. Pre-tax contributions are allocated to each participant’s account and invested in selected investment alternatives according to the participants’ directions. The 401(k) Plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code (the “Code”). As a tax-qualified retirement plan, contributions to the 401(k) Plan and earnings on those contributions are not taxable to employees until distributed from the 401(k) Plan. All contributions are deductible by us when made.
Perquisites and Other Personal Benefits
We do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide significant perquisites or other unique benefits to our NEOs, except as made available to our employees generally or in situations where we believe it is appropriate to assist an individual in the performance of his duties, to make him more efficient and effective and for recruitment and retention purposes. During 2023, our NEOs did not receive perquisites or other personal benefits that were, in the aggregate, $10,000 or more.

Employment Arrangements
We have entered into written employment offer letters with each of our current NEOs that provide for “at will” employment, meaning that either we or the NEO may terminate the employment relationship at any time without cause. In addition, each of these letters required the executive to execute our standard At-Will Employment, Confidential Information, Invention Assignment and Arbitration Agreement. For detailed descriptions of the employment offer letters of our NEOs, see “Potential Payments upon Termination or Change in Control” below.

Post-Employment Compensation Arrangements
We have adopted the Executive Change in Control and Severance Policy (the “Executive CIC Policy”) which provides severance and change in control payments and benefits to all Vice Presidents and above, including our NEOs. Under the Executive CIC Policy, the rights of the executives with respect to the receipt of payments and benefits upon an involuntary termination of employment, including an involuntary termination of employment in connection with a change in control of the company, were established on a uniform basis. We believe that reasonable and competitive post-employment compensation arrangements are essential to attracting and retaining highly qualified executives. The Committee does not consider the specific amounts payable under these post-employment compensation arrangements, however, when determining the annual compensation of our executive officers, including our NEOs.
The Executive CIC Policy serves several objectives as it eliminates the need to negotiate post-employment compensation arrangements on a case-by-case basis. It acts as an incentive for our executives to remain employed with us and stay focused on their responsibilities during the potential or negotiation of a change-in-control transaction, which preserves the Company value and the potential benefits to be received by the stockholders from the transaction. Finally, this approach supports administrative efficiency because it requires less time and expense to administer than individual agreements.
The post-employment compensation arrangements are designed to provide reasonable compensation to the executives if their employment is terminated under certain circumstances to facilitate their transition to new employment. Further, we seek to mitigate any potential employer liability and avoid future disputes or litigation by requiring a departing executive to sign a separation and release agreement acceptable to us as a condition to receiving post-employment compensation payments or benefits.
These post-employment compensation arrangements also contain certain specified payments and benefits in the event of an involuntary termination of employment in connection with a change in control of the company. We believe these arrangements align the interests of the NEOs and the stockholders when considering the long-term future of the Company. The primary purpose of these arrangements in the case of a change in control of the company is to keep the most senior executive officers focused on pursuing all corporate transactions that are in the best interest of the stockholders regardless of whether those transactions may result in their own job loss.
In determining payment and benefit levels under the various circumstances covered by the post-employment compensation arrangements with the executives, the Committee has drawn a distinction between voluntary terminations of employment without good reason, terminations of employment for cause and involuntary terminations of employment without cause or voluntary terminations of employment for good reason, both in connection with and not involving a change in control of the company.
All payments and benefits in the event of a change in control of the company are payable only if there is a subsequent loss of employment (a so-called “double-trigger” arrangement). In the case of the acceleration of vesting of outstanding equity awards, we use this double-trigger arrangement to protect against the loss of retention power following a change in control of the company and to avoid windfalls, both of which could occur if vesting accelerated automatically as a result of the transaction.
In the event of a change in control of the company, to the extent Section 280G or 4999 of the Code is applicable to an executive officer, including a NEO, such individual is entitled to receive either payment of the full amounts specified in the Executive CIC Policy to which he or she is entitled or payment of such lesser amount that does not trigger the excise tax imposed by Section 4999, whichever results in him or her receiving a higher amount after taking into account all federal, state and local income, excise and employment taxes.

We do not provide excise tax payments (or “gross-ups”) relating to a change in control of the company and have no such obligations in place with respect to any of our executive officers, including the incumbent NEOs. For detailed descriptions of the post-employment compensation arrangements maintained with the incumbent NEOs, as well as an estimate of the potential payments and benefits payable under these arrangements, see “Potential Payments upon Termination or Change in Control” below.
We also provide continued equity award vesting for the company’s employees at the level of Senior Vice President and above who terminate employment upon or after satisfying an “age plus required number of years of service” requirement. To be eligible for this benefit, the executive must have at least 70 years of combined age plus years of service with a minimum of 5 years of service, or must be minimum age 55 with minimum 10 years of service. The executive must also provide a 12 month notice period to allow orderly transition of duties. If all requirements are satisfactorily met, then post retirement the executive will continue to vest in all RSUs according to time-based vesting schedule and all PSU awards will be measured based on actual achievement at end of the applicable performance period and the resulting “achieved” PSUs will vest on a prorated basis based on the amount of time served during the performance period. Additionally, this program excludes any RSUs or PSUs granted within the one-year period prior to the executive’s retirement date. None of our NEOs currently meet the age and services requirements.

Potential Payments Upon Termination or Change in Control
Executive CIC Policy
Qualifying Termination in connection with a Change of Control. Under the Executive CIC Policy, if, within the period commencing three months prior to and ending 12 months following a “change of control” (such period, the “Change in Control Period”), we terminate the employment of the applicable employee other than for “cause,” death or “disability,” or the employee resigns for “good reason” (as such terms are defined in the Executive CIC Policy) and, the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive:
i.a lump sum severance payment equal to the payment of employee’s base salary, at the highest rate in effect during the term of the agreement, for 24 months for Mr. Blackford, and 15 months for Messrs. Bobzien, Murphy, Patterson and Turakhia,
ii.payment of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the employee and the employee’s dependents for up to 24 months for Mr. Blackford, and 15 months for Messrs. Bobzien, Murphy, Patterson and Turakhia,
iii.a lump sum payment equal to 150% of target bonus in effect for the fiscal year in which termination occurs for Mr. Blackford, and 100% of target bonus for Messrs. Bobzien, Murphy, Patterson and Turakhia, and
iv.accelerated vesting as to 100% of the employee’s outstanding unvested equity awards (if vesting depends on achievement of performance criteria, then assuming performance criteria has been achieved at target levels unless provided otherwise in the applicable performance-based equity award).
Qualifying Termination outside of a Change of Control. Under the Executive CIC Policy, if we terminate the employment of the applicable employee other than for “cause,” death or “disability,” or the employee resigns for “good reason” outside of the Change in Control Period, and the employee executes an irrevocable separation agreement and release of claims, the employee is entitled to receive:
i.a lump sum severance payment equal to the payment of employee’s base salary, at the highest rate in effect during the term of the agreement, for 18 months for Mr. Blackford, and 12 months for Messrs. Bobzien, Murphy, Patterson and Turakhia; and,
ii.payment of premiums to maintain group health insurance continuation benefits pursuant to “COBRA” for the employee and the employee’s dependents for up to 18 months for Mr. Blackford, and 12 months for Messrs. Bobzien, Murphy, Patterson and Turakhia.

2023 Strategic PSU Awards
In the event of a change in control of the company, the Operational Goals will be deemed achieved at the greater of actual achievement or target achievement (i.e., two Operational Goals), either as modified by the company’s relative TSR achievement measured upon the change in control. Any such resulting “achieved” Performance Awards will be subject to time-based vesting following the change in control through the end of the Performance Period and will be eligible for accelerated vesting in the event of the termination without “cause” or resignation for “good reason” of the Executive in connection with or following the change in control, as provided in the Executive CIC Policy.
The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above for each of our eligible NEOs in accordance with the Executive CIC Policy, with no change in control and with change in control in effect on December 31, 2023. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on December 31, 2023, and the price per share of our common stock is the closing price on the Nasdaq Global Select Market as of December 29, 2023, the last trading day in fiscal year 2023 ($107.04). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, of if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different.

Named Executive Officer	Termination of Employment No Change-of-Control			Termination of Employment Change-of-Control
	Severance Payment ($)	Medical Benefits Continuation ($)	Total ($)	Severance Payment ($)	Medical Benefits Continuation ($)	Accelerated Vesting of Equity Awards ($)	Bonus ($)	Total ($)
Quentin S. Blackford	1,012,500	57,675	1,070,175	1,350,000	76,900	27,644,204	1,012,500	30,083,604
Brice Bobzien	430,000	41,462	471,462	537,500	51,828	5,338,977	258,000	6,186,305
Patrick M. Murphy	455,000	41,462	496,462	568,750	51,828	7,685,722	273,000	8,579,300
Chad Patterson	460,000	38,450	498,450	575,000	48,062	7,682,725	322,000	8,627,787
Minang Turakhia, M.D., M.S.	440,000	39,414	479,414	550,000	49,268	5,525,548	264,000	6,388,816

Other Compensation Policies and Practices
Stock Ownership Guidelines
We have adopted stock ownership guidelines to help ensure that our executive officers, including our NEOs, and the non- employee members of our Board of Directors maintain a meaningful equity stake in the company. We believe that these guidelines encourage the executive officers and directors to act as owners, thereby better aligning their interests with those of the company’s stockholders. All executives (and directors) are in compliance with the stock ownership guidelines.
Effective January 1, 2024 each of the executives and non-employee directors are expected to accumulate and hold a number of shares of the company’s common stock with an aggregate “value” (as described below) equal to the level indicated in the table below and to maintain this minimum amount of stock ownership throughout his or her tenure in the applicable position:

Position	Ownership Level
Chief Executive Officer	4x annual base salary*
EVP	2x annual base salary*
SVP	1x annual base salary*
Non-Employee Director	3x annual cash retainer for service as a board member**
* Excludes any incentive compensation.
** Excludes any retainers for committee service, chair fees, travel expenses, reimbursements or per meeting fees (if any).

Ownership levels are determined by including (i) shares of common stock owned directly (or by immediate family members residing in the same household) or beneficially owned in a trust, limited partnerships, or similar entities for the sole benefit of the participant; (ii) vested shares or vested RSUs held in a retirement or deferred compensation account (iii) shares subject to vested or unvested time-based RSUs. Shares subject to outstanding and unexercised stock options (whether vested or unvested) do not count toward these stock ownership requirements.
Non-employee directors and executives are expected to achieve the applicable level of ownership within five years from the date the applicable individual becomes a non-employee director or an executive of the company.
Compensation Recovery and Misconduct Policy
We have adopted two different compensation recovery policies that apply to any current or former Section 16 Officer.
Dodd-Frank Clawback Policy. In August 2023, our Board of Directors adopted a new compensation recovery policy intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as implemented by Nasdaq rules and the SEC’s rules and regulations policy (“Clawback Policy”). The Clawback Policy requires us to recover certain cash or equity-based incentive-based compensation (as defined in the Clawback Policy) paid or granted to our officers, and such additional employees as may be identified from time to time, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. The Clawback Policy requires each person covered thereby to reimburse or forfeit to us all incentive-based compensation received by them prior to the restatement that exceeds the amount they would have received had their incentive-based compensation been calculated based on the financial restatement. The recovery period extends up to three years prior to the date that it is, or reasonably should have been, concluded that we are required to prepare a restatement. The Clawback Policy applies to incentive-based compensation that is received (as defined in the Clawback Policy) after the effective date of the applicable Nasdaq rules. Per applicable requirements, the Clawback Policy is enforced without consideration of responsibility or fault or lack thereof. The full text of the Clawback Policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.
Misconduct Clawback Policy. In August 2023, our Board of Directors also restated our existing compensation recovery policy such that it applies in the event that a current or former Section 16 Officers violates a certain material company policies resulting in demonstrable harm to the Company. In such case, the Board may take such actions as it deems appropriate, include requiring the forfeiture or reimbursement of an amount as reasonably determined by our Board of Directors equal to the amount of demonstrable financial loss, reputational damage or similar adverse impact suffered by us as a result of the misconduct.
Policy Prohibiting Hedging and Pledging of Equity Securities
Under our Insider Trading Policy, all employees including our NEOs, and the non-employee members of our Board of Directors, are prohibited from engaging in “short sales” and from engaging in transactions in publicly traded options, such as puts and calls, and other derivative securities with respect to our securities. This latter prohibition extends to any hedging or similar transaction designed to decrease the risks associated with holding company securities. In addition, all employees including our NEOs, and the non-employee members of the Board of Directors are prohibited from pledging company securities as collateral for a loan or holding such securities in a margin account unless the pledge has been approved by our Compliance Officer and is conducted in accordance with any applicable policy or guidelines of the company regarding pledging.

CEO Pay Ratio
Under the US Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable SEC rules, we are required to disclose the ratio of their Principal Executive Officer’s compensation to that of their median employee. For this required disclosure, Quentin S. Blackford, our President and Chief Executive Officer is considered to be our Principal Executive Officer (“PEO”).
For fiscal year 2023:
•the annual total compensation of Quentin Blackford was $16,595,149; and
•the estimated median of the annual total compensation of all employees of our company, other than Mr. Blackford, was $94,941.
Based on this information, for 2023 the ratio of the annual total compensation of Mr. Blackford to the median of the annual total compensation of all employees was 174.8 to 1.
The SEC rules for identifying the median employee and calculating the pay ratio permit companies to use various methodologies and assumptions, to apply certain exclusions and to make reasonable estimates that reflect their employee population and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio that we have reported.
To identify the median employee, we used base salary for all of our employees, excluding our PEO, who were employed by us on December 31, 2023. We included full-time, part-time and temporary employees.
After identifying the median employee, we calculated annual total compensation for the median employee using the same methodology we used for determining total compensation for our NEOs as shown in the “2023 Summary Compensation Table” below.

Stockholder Advisory Vote on Named Executive Compensation
At our 2023 Annual Meeting of Stockholders, we conducted a non-binding stockholder advisory vote on the compensation of our NEOs (commonly known as a “Say-on-Pay” vote). Approximately 89.3% of the votes cast approved our executive compensation program for 2022. The Committee evaluated the results of the 2023 Say-on-Pay vote and believes the strong stockholder support signals approval of the current pay programs. The Committee also considers many other factors in evaluating the company’s executive compensation programs as discussed in this Compensation Discussion and Analysis, including the assessment of the alignment of the executive compensation programs with the company’s corporate business objectives, evaluations of the programs by the Committee’s independent compensation adviser, and review of the peer group and other market data. While each of these factors bore on the Committee’s decisions regarding the NEOs’ compensation, the Committee determined not to implement significant changes to the executive compensation program for 2023.
We value the opinion of our stockholders and will continue to hold annual Say-on-Pay votes annually. Our Board of Directors and the Committee will continue to consider the results of the Say-on-Pay vote, as well as feedback received throughout the year, when making compensation decisions for our executive officers.

Compensation and Human Capital Management Committee Report
The Compensation and Human Capital Management Committee has reviewed and discussed the section titled “Compensation Discussion and Analysis” included in this Proxy Statement with management. Based on such review and discussion, the Compensation and Human Capital Management Committee has recommended to the Board of Directors that the section titled “Compensation Discussion and Analysis” be included in this Proxy Statement.
Respectfully submitted by the members of the Compensation and Human Capital Management Committee of the Board of Directors:

Karen Ling (Chair)
C. Noel Bairey Merz, M.D.
Bruce G. Bodaken
Abhijit Y. Talwalkar

2023 Summary Compensation Table
The following table provides information regarding the total compensation for services rendered in all capacities that was awarded to, earned by, or paid to our NEOs for the years ended December 31, 2023, 2022 and 2021:

Name and Principal Position	Year	Salary ($)	Bonus (1) ($)	Stock Awards ($)(2)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Quentin S. Blackford; President and Chief Executive Officer (6) (11)	2023	677,463	—	15,172,621	716,000	29,065	16,595,149
	2022	650,000	675,000	5,787,285	829,000	25,459	7,966,744
	2021	162,500	—	9,078,651	—	5,233	9,246,384
Brice Bobzien, Chief Financial Officer (7) (11)	2023	420,926	—	4,566,853	260,580	33,730	5,282,089
	2022	153,846	—	3,031,002	295,200	10,125	3,490,173
Patrick Murphy; Chief Business Officer and Chief Legal Officer (8) (11)	2023	457,344	—	4,566,853	275,730	33,852	5,333,779
	2022	440,000	478,500	4,057,106	357,200	31,268	5,364,074
	2021	33,879	—	2,049,907	—	194	2,083,980
Chad Patterson; Chief Commercial Officer (9) (11)	2023	461,068	—	4,928,829	341,481	33,999	5,765,377
	2022	190,385	—	6,215,223	332,100	9,742	6,747,450
Minang Turakhia; Chief Medical Officer, Chief Scientific Officer and EVP, Product Innovation (10) (11)	2023	442,230	—	4,566,853	274,639	32,309	5,316,031
	2022	237,019	500,000	3,274,088	261,400	17,525	4,290,032
__________________________________________
(1)Represents sign on bonuses paid pursuant to the offer letters for Mr. Blackford, Mr. Murphy and Dr. Turakhia.
(2)The values of the stock awards reflect the grant date fair value of stock awards granted computed in accordance with FASB ASC Topic 718. For a discussion of our valuation assumptions, see Note 2 and Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024. The 2023 PSU awards include both a company performance component and Relative TSR component. The 2023 PSU fair values were based on a Monte Carlo simulation valuation method on the date of grant which included a likelihood of achievement of the company performance conditions.
(3)The grant date fair value of stock awards assuming the maximum potential value of RSUs, PSUs, and Strategic PSU granted in 2023 is as follows: $19.2 million for Mr. Blackford; $5.9 million for Mr. Bobzien; $5.9 million for Mr. Murphy, $6.4 million for Mr. Patterson and $5.9 million for Dr. Turakhia.
(4)The amounts in the Non-Equity Incentive Plan Compensation column for 2023, 2022, and 2021 for all NEOs were paid in March 2024, March 2023, and March 2022, respectively, pursuant to our 2023, 2022, and 2021 Annual Bonus Plans, respectively, as described in the section titled "Compensation Discussion and Analysis - Annual Cash Bonus Payments.”
(5)All other compensation includes severance and related benefits (if applicable), company paid portion of the health plan, group term life, wellness plan , 401(k) matching of up to $5,000 per year.
(6)Mr. Blackford started in October 2021; amounts reflect the pro rata portion of salary paid based on his period of service for 2021. Mr. Blackford was not eligible for an annual bonus in 2021.
(7)Mr. Bobzien started in August 2022; amounts reflect the pro rata portion of his paid based on his period of service for 2022. Pursuant to his offer letter, Mr. Bobzien was eligible to receive a full-year bonus (not pro-rated based on his period of service) for 2022.
(8)Mr. Murphy started in November 2021; amounts reflect the pro rata portion of his salary and bonus paid based on his period of service for 2021.
(9)Mr. Patterson started in July 2022; amounts reflect the pro rata portion of his salary paid based on his period of service for 2022. Pursuant to his offer letter, Mr. Patterson was eligible to receive a full-year bonus (not pro-rated for his period of service) for 2022.
(10)Dr. Turakhia started in June 2022; amounts reflect the pro rata portion of his salary and bonus paid based on his period of service for 2022.
(11)Certain amounts relating to salary, stock awards, non-equity incentive plan compensation, and all other compensation for the years 2022 and 2021 have been corrected due to administrative error.

2023 Grants of Plan-Based Awards Table
The following table provides information concerning each grant of an award made for the year ended December 31, 2023, for each of our NEOs under any compensation plan. This information supplements the information about these awards set forth in the “2023 Summary Compensation Table.”

		Estimated Possible Payouts Under 2023 Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Named Executive Officer	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of RSUs Granted	Grant Date Fair Value of Stock Awards ($)(3)
Quentin Blackford
2023 Annual Bonus Plan Award		—	675,000	1,350,000	—	—	—	—	—
2023 Strategic PSUs	8/7/2023	—	—	—	24,267	48,534	72,801	—	7,689,970
2023 Annual PSUs	2/27/2023	—	—	—	14,388	28,775	71,938	—	4,022,457
2023 Annual RSUs	2/27/2023	—	—	—	—	—	—	28,775	3,460,194
Brice Bobzien
2023 Annual Bonus Plan Award		—	258,000	516,000	—	—	—	—	—
2023 Strategic PSUs	8/7/2023	—	—	—	6,795	13,589	20,384	—	2,153,162
2023 Annual PSUs	2/27/2023	—	—	—	4,641	9,282	23,205	—	1,297,531
2023 Annual RSUs	2/27/2023	—	—	—	—	—	—	9,282	1,116,161
Patrick Murphy
2023 Annual Bonus Plan Award		—	273,000	546,000	—	—	—	—	—
2023 Strategic PSUs	8/7/2023	—	—	—	6,795	13,589	20,384	—	2,153,162
2023 Annual PSUs	2/27/2023	—	—	—	4,641	9,282	23,205	—	1,297,531
2023 Annual RSUs	2/27/2023	—	—	—	—	—	—	9,282	1,116,161
Chad Patterson
2023 Annual Bonus Plan Award		—	322,000	644,000	—	—	—	—	—
2023 Strategic PSUs	8/7/2023	—	—	—	6,795	13,589	20,384	—	2,153,162
2023 Annual PSUs	2/27/2023	—	—	—	5,337	10,674	26,685	—	1,492,118
2023 Annual RSUs	2/27/2023	—	—	—	—	—	—	10,674	1,283,549
Minang Turakhia
2023 Annual Bonus Plan Award		—	264,000	528,000	—	—	—	—	—
2023 Strategic PSUs	8/7/2023	—	—	—	6,795	13,589	20,384	—	2,153,162
2023 Annual PSUs	2/27/2023	—	—	—	4,641	9,282	23,205	—	1,297,531
2023 Annual RSUs	2/27/2023	—	—	—	—	—	—	9,282	1,116,161
__________________________
(1)Amounts in the “Estimated Payouts Under Non-Equity Incentive Plan Awards” columns relate to cash incentive opportunities under our 2023 Annual Bonus Plan based upon the combined achievement of corporate and individual performance goals over fiscal year 2023. The actual amounts paid to our NEOs are set forth in the “2023 Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully in the section titled “Compensation Discussion and Analysis— Annual Cash Bonus Payments.” Because the individual performance multipliers can range from 0-115%, the 2023 Annual Bonus Plan does not have a threshold level of performance.
(2)Represents the hypothetical payments possible under our NEOs’ respective 2023 annual PSUs as described in the section entitled “Compensation Discussion and Analysis-Individual Compensation Elements-Annual Long-Term (LTI) Awards” and 2023 Strategic PSUs as described in the section entitled "Compensation Discussion and Analysis - Individual Compensation Elements - Long-term Strategic PSU Award." The 2023 annual PSUs are earned upon achievement of the Corporate Performance Measures and the 2023 Strategic PSUs are earned over a three-year period upon the achievement of the Operational Goals (further described above). In addition, each of the 2023 annual PSUs and the 2023 Strategic PSUs will be further adjusted based on achievement of TSR versus S&P Healthcare Equipment Select Industry Index. The maximum achievement of the 2023 Strategic PSUs will be 150% of target.
(3)The values of the stock awards reflect the grant date fair value of stock awards granted under our 2016 Equity Incentive Plan during 2023 and are based on the Company’s closing price on the grant date in accordance with FASB ASC Topic 718. For a discussion of our valuation assumptions, see Note 2 and Note 13 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 22, 2024.

Outstanding Equity Awards at 2023 Fiscal Year-End
The following table presents, for each of our NEOs, information regarding outstanding equity awards, including RSUs and PSUs, as of December 31, 2023.

Name	Grant Date (1)	Vesting Commencement Date	Stock Awards
			Number of Shares That Have Not Vested (#)	Market Value of Shares That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Number of Shares That Have Not Vested (#)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested ($)(2)

Quentin Blackford
	8/7/2023(8)	8/07/2026	—	—	48,534	5,195,079
	2/27/2023(7)	3/15/2026	—	—	28,775	3,080,076
	2/27/2023(5)	2/27/2023	28,775	3,080,076	—	—
	2/16/2022(3)	3/15/2025	—	—	40,159	4,298,619
	10/5/2021(4)	3/15/2024	45,268	4,845,487	—	—
	10/5/2021(5)	10/05/2021	50,989	5,457,863	—	—
Brice Bobzien
	8/7/2023(8)	8/07/2026	—	—	13,589	1,454,567
	2/27/2023(7)	3/15/2026	—	—	9,282	993,545
	2/27/2023(5)	2/27/2023	9,282	993,545	—	—
	8/8/2022(6)	3/15/2025			10,129	1,084,208
	8/8/2022(5)	8/08/2022	7,596	813,076	—	—
Patrick Murphy
	8/7/2023(8)	8/07/2026	—	—	13,589	1,454,567
	2/27/2023(7)	3/15/2026	—	—	9,282	993,545
	2/27/2023(5)	2/27/2023	9,282	993,545	—	—
	2/15/2022(6)	3/15/2025	—	—	19,412	2,077,860
	2/15/2022(5)	2/15/2022	4,513	483,072	—	—
	2/15/2022(6)	3/15/2025	—	—	6,018	644,167
	11/30/2021(5)	11/30/2021	9,706	1,038,930	—	—
Chad Patterson
	8/7/2023(8)	8/07/2026	—	—	13,589	1,454,567
	2/27/2023(7)	3/15/2026	—	—	10,674	1,142,545
	2/27/2023(5)	2/27/2023	10,674	1,142,545	—	—
	7/25/2022(6)	3/15/2025	—	—	21,050	2,253,192
	7/25/2022(5)	7/25/2022	15,787	1,689,840	—	—
Minang Turakhia
	8/7/2023(8)	8/07/2026	—	—	13,589	1,454,567
	2/27/2023(7)	3/15/2026	—	—	9,282	993,545
	2/27/2023(5)	2/27/2023	9,282	993,545	—	—
	6/6/2022(6)	3/15/2025	—	—	11,125	1,190,820
	6/6/2022(5)	6/06/2022	8,343	893,035	—	—
________________________
(1)Each of the outstanding equity awards was granted pursuant to our 2016 Equity Incentive Plan.

(2)The market value of unvested equity awards as of December 31, 2023 is calculated by multiplying the number of shares subject to such awards by the closing price of our common stock on December 29, 2023, the final trading day in fiscal 2023, which was $107.04.
(3)Represents the target number of shares that remain eligible to be earned as of December 31, 2023. Up to 250% of the performance shares of our common stock subject to this award are eligible to vest by March 15, 2025.
(4)The performance period for this award ended as of December 31, 2023. Represents the number of shares achieved as of December 31, 2023, which vested in February 2024 upon certification by the Board of Directors that the applicable performance criteria were achieved.
(5)25% to vest one year from the grant date and 25% at each of the next three years.
(6)Represents the target number of shares that remain eligible to be earned as of December 31, 2023. Up to 200% of the performance shares of our common stock are eligible to vest by March 15, 2025.
(7)Represents the target number of shares that remain eligible to be earned as of December 31, 2023. Up to 250% of the performance shares of our common stock are eligible to vest by March 15, 2026.
(8)Represents the target number of shares that remain eligible to be earned as of December 31, 2023. Up to 150% of the performance shares of our common stock are eligible to vest by August 7, 2026.

2023 Stock Vested Table
The following table summarizes the vesting of stock awards for each of our NEOs during the year ended December 31, 2023.

	Stock Awards
	Number of Shares Acquired on Vesting #	Value Realized on Vesting $ (1)
Quentin Blackford	25,495	2,012,065
Brice Bobzien	2,533	283,899
Patrick Murphy	6,358	610,673
Chad Patterson	5,263	546,563
Minang Turakhia	2,782	290,218
______________________
(1)Based on the market price of our common stock on the vesting date or last trading date prior to the vesting date, multiplied by the number of shares vested. Amounts shown are presented on an aggregate basis for all vesting and settlement that occurred in fiscal year 2023

Pension Benefits and Nonqualified Deferred Compensation
We do not provide a defined benefit pension plan for our employees, and none of our NEOs participated in a nonqualified deferred compensation plan in 2023.
Tax and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Internal Revenue Code of 1986, as amended, limits the amount that we may deduct from our federal income taxes for remuneration paid to certain executives to $1 million per executive officer per year. To maintain flexibility to compensate our executive officers in a manner designed to promote short-term and long-term corporate goals and objectives, the Committee has not adopted a policy that all compensation must be deductible. The Committee believes that our stockholders’ interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expense. Thus, the Committee may approve compensation for our NEOs that may not be fully deductible because of the deduction limit of Section 162(m) when it believes that such compensation is consistent with the goals of our executive compensation program and is in the best interests of the company and our stockholders.
Accounting for Stock-Based Compensation
We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for stock-based compensation awards. FASB ASC Topic 718 requires the measurement of compensation expense for all share-based payment awards made to employees and the non-employee members of our Board of Directors, including options to purchase shares of common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Limitations on Liability and Indemnification Matters
Our Amended and Restated Certificate of Incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:
•any breach of the director’s duty of loyalty to us or our stockholders;
•any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or
•any transaction from which the director derived an improper personal benefit.
Further, if the Certificate of Amendment described in Proposal 5 is approved by our stockholders, we will provide for the exculpation of officers, to the fullest extent permitted by law, including for personal liability for breach of fiduciary duty. This exculpation would not protect officers from liability for breach of the duty of loyalty, acts, or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or any transaction in which the officer derived an improper personal benefit. Nor would this exculpation shield such officers from liability for claims brought by or in the right of our company, such as derivative claims. Our current Amended and Restated Certificate of Incorporation and our amended and restated bylaws require us to indemnify our directors and officers to the maximum extent not prohibited by the DGCL and allow us to indemnify other employees and agents as set forth in the DGCL. Subject to certain limitations, our amended and restated bylaws also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted, subject to very limited exceptions.
We have entered, and intend to continue to enter, into separate indemnification agreements with our directors, officers, and certain of our other employees, in addition to the indemnification provided for in our Amended and Restated Certificate of Incorporation and amended and restated bylaws. These agreements, among other things, require us to indemnify our directors, officers and key employees for certain expenses, including attorneys’ fees, judgments, fines, and settlement amounts actually and reasonably incurred by such director, officer or key employee in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors, officers, and key employees for the defense of any action for which indemnification is required or permitted.
We believe that these provisions of our Amended and Restated Certificate of Incorporation and indemnification agreements are necessary to attract and retain qualified persons such as directors, officers, and key employees. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our Amended and Restated Certificate of Incorporation and restated bylaws or in these indemnification agreements may discourage stockholders from bringing a lawsuit against our directors and officers for breaches of their fiduciary duties. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PAY VERSUS PERFORMANCE
In accordance with rules adopted by the Securities and Exchange Commission pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officers (“PEOs”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs; these amounts reflect the Summary Compensation Table total with certain adjustments as described in the following table and footnotes.

Year	Summary Compensation Table Total for Kevin King[1] ($)	Summary Compensation Table Total for Michael Coyle[2] ($)	Summary Compensation Table Total for Douglas Devine[3,5] ($)	Summary Compensation Table Total for Quentin Blackford[4] ($)	Compensation Actually Paid to Kevin King[1,6] ($)	Compensation Actually Paid to Michael Coyle[2,6] ($)	Compensation Actually Paid to Douglas Devine[3,5,6] ($)	Compensation Actually Paid to Quentin Blackford[4,6] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[5] ($)	Average Compensation Actually Paid to Non-PEO NEOs[5,6] ($)
(a)	(b)	(b)	(b)	(b)	(c)	(c)	(c)	(c)	(d)	(e)
2023	—	—	—	16,595,149	—	—	—	16,262,069	5,424,319	4,909,386
2022	—	—	—	7,966,744	—	—	—	5,272,014	4,422,956	4,044,855
2021	30,709	461,422	5,699,043	9,246,384	(9,810,498)	461,422	2,902,001	18,170,537	3,360,713	136,903
2020	4,885,062	—	—	—	24,257,924	—	—	—	1,769,376	6,988,690

Year	Value of Initial Fixed $100 Investment based on:[7]			Net Income ($ Millions)	Revenue[8] ($ Millions)
	TSR ($)	Peer Group TSR ($)	Peer Group TSR ($)
(a)	(f)	(g)(1)	(g)(2)	(h)	(i)
2023	157.20	118.87	99.63	(123)	493
2022	137.57	113.65	105.61	(116)	411
2021	172.84	126.45	137.80	(101)	323
2020	348.38	126.42	133.15	(44)	265

(1)    Kevin King was our President and Chief Executive Officer from July 2012 through January 11, 2021.
(2)    Michael Coyle was our President and Chief Executive Officer from January 12, 2021, through June 1, 2021.
(3)    Douglas Devine was our Interim Chief Executive Officer from June 1, 2021, through October 3, 2021. Mr. Devine also served as our Chief Financial Officer from June 2020 until August 2022. In accordance with Item 402(v) of Regulation S-K, this table and the accompanying narrative present Mr. Devine as a PEO for 2021 and a Non-PEO NEO for 2020 and 2022.
(4)    Quentin Blackford has been our President and Chief Executive Officer since October 4, 2021.
(5)    The individuals comprising the Non-PEO NEOs for each year are listed below. As described above, this table and the accompanying narrative present Mr. Devine as a PEO for 2021 and a Non-PEO NEO for 2020 and 2022.

2020	2021	2022	2023
Douglas Devine	Mark Day	Douglas Devine	Brice Bobzien
Mark Day	Daniel Wilson	Brice Bobzien	Patrick Murphy
Matthew Garrett	David Vort	Patrick Murphy	Chad Patterson
Daniel Wilson		Chad Patterson	Minang Turakhia
David Vort		Minang Turakhia
(6)    Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Stock Awards column are the totals from the Stock Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for Quentin Blackford ($)	Exclusion of Stock Awards for Quentin Blackford ($)	Inclusion of Equity Values for Quentin Blackford ($)	Compensation Actually Paid to Quentin Blackford ($)
2023	16,595,149	(15,172,621)	14,839,541	16,262,069

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Stock Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)
2023	5,424,319	(4,657,347)	4,142,414	4,909,386
The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Quentin Blackford ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Quentin Blackford ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Quentin Blackford ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Quentin Blackford ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Quentin Blackford ($)	Total - Inclusion of Equity Values for Quentin Blackford ($)
2023	14,876,834	338,758	—	(376,051)	—	14,839,541

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2023	4,575,928	(469,753)	—	36,239	—	4,142,414
(7)    The Peer Group TSR set forth in column (g)(1) in this table utilizes the NASDAQ Biotechnology Index, and the Peer Group TSR set forth in column (g)(2) in this table utilizes the S&P Healthcare Equipment Select Industry, which we also utilize in the stock performance graph required by Item 201(e) of Regulation S-K included in our Annual Report for the year ended December 31, 2023. For the year ended December 31, 2023, the Company has elected to present the S&P Healthcare Equipment Select Industry for its peer group comparison. The Company believes that the holdings of this index more accurately reflect its peer companies. Since the NASDAQ Biotechnology Index was presented in the prior year, it has also been presented in the current year for comparison purposes. The comparison assumes $100 was invested for the period starting December 31, 2019, through the end of the listed year in the Company, the NASDAQ Biotechnology Index and the S&P Healthcare Equipment Select Industry, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(8)    We determined revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to our PEO and Non-PEO NEOs in 2023 and 2022. This performance measure may not have been the most important financial performance measure for years 2021 and 2020 we may determine a different financial performance measure to be the most important financial performance measure in future years.

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Company Total Stockholder Return (“TSR”)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and the Company’s cumulative TSR over the four most recently completed fiscal years.

PEO and Average non-PEO NEO Compensation Actually Paid vs. TSR
Compensation Actually Paid ($M)
$30
$25
$20
$15
$10
$5
$0
($5)
($10)
($15)
Value of $100 Investment from 12/31/2019
$350
$300
$250
$200
$150
$100
$50
$0
$348.38
$24.3
$18.2
$16.3
$172.84
$6.99
$5.3
$157.20
$4.91
$2.9
$137.57
$4.04
$0.5
$0.14
($9.8)
FY 2020
FY 2021
FY 2022
FY 2023
Kevin King CAP ($M)
Michael Coyle CAP ($M)
Douglas Devine CAP ($M)
Quentin Blackford CAP ($M)
Average Non-PEO NEO CAP ($M)
IRTC TSR

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net income during the four most recently completed fiscal years.

PEO and Average non-PEO NEO Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($M)
Net Income ($M)
$30
$25
$20
$15
$10
$5
$0
($5)
($10)
($15)
$0
($20)
($40)
($60)
($80)
($100)
($120)
($140)
$24.3
($44)
$6.99
$0.5
$2.9
$18.2
$0.14
($101)
($9.8)
$5.3
$4.04
($116)
$16.3
$4.91
($123)
FY 2020
FY 2021
FY 2022
FY 2023
Kevin King CAP ($M)
Michael Coyle CAP ($M)
Douglas Devine CAP ($M)
Quentin Blackford CAP ($M)
Average Non-PEO NEO CAP ($M)
Net Income ($M)

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Revenue
The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our revenue during the four most recently completed fiscal years.

PEO and Average non-PEO NEO Compensation Actually Paid vs. Revenue
Compensation Actually Paid ($M)
Revenue ($M)
$30
$25
$20
$15
$10
$5
$0
($5)
($10)
($15)
$600
$500
$400
$300
$200
$100
$0
$24.3
$265
$6.99
$323
$18.2
$2.9
$0.5
$0.14
($9.8)
$411
$5.3
$4.04
$493
$16.3
$4.91
FY 2020
FY 2021
FY 2022
FY 2023
Kevin King CAP ($M)
Michael Coyle CAP ($M)
Douglas Devine CAP ($M)
Quentin Blackford CAP ($M)
Average Non-PEO NEO CAP ($M)
Revenue ($M)

Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the four most recently completed fiscal years to that of the NASDAQ Biotechnology Index and S&P Healthcare Equipment Select Industry Index.

Comparison of Cumulative TSR of iRhythm Technologies, Inc., the NASDAQ Biotechnology Index and the S&P Healthcare Equipment Select Industry Index
Compensation Actually Paid ($M)
$400
$350
$300
$250
$200
$150
$100
$50
$0
$348.38
$172.84
$137.57
$157.20
$133.15
$137.80
$105.61
$99.63
$126.42
$126.45
$113.65
$118.87
FY 2020
FY 2021
FY 2022
FY 2023
S&P Healthcare Equipment Select Industry Index
IRTC TSR
NASDAQ Biotechnology Index TSR

Tabular List of Most Important Financial and Non-Financial Performance Measures
The following table presents the financial and non-financial performance measures that the Company considers to have been the most important in linking Compensation Actually Paid to our PEO and non-PEO NEOs for 2023 to Company performance. The measures in this table are not ranked.

Revenue
Adjusted EBITDA
Unit volume growth

EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2023 with respect to compensation plans under which shares of our common stock may be issued.

	Number of securities to be issued upon exercise or release of outstanding securities (#)(3)	Weighted-average exercise price of outstanding options ($)(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))(#)(4)
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by stockholders (2)	2,942,525	$42.34	5,892,088
Equity compensation plans not approved by stockholders	—	—	—
Total	2,942,525	$42.34	5,892,088

(1)    The weighted-average exercise price does not reflect the shares that will be issued in connection with the settlement of restricted stock units, since restricted stock units have no exercise price.
(2)    Includes our (i) 2016 Equity Incentive Plan (the “2016 EIP”), (ii) 2016 Employee Stock Purchase Plan (the “2016 ESPP”) and (iii) 2006 Stock Plan.
(3)    Includes (i) 2,942,525 shares subject to outstanding awards granted under the 2016 EIP, of which 253,508 shares were subject to outstanding options and 2,480,067 shares were subject to outstanding restricted stock unit awards and (ii) 53,444 shares subject to outstanding awards granted under the 2006 Stock Plan, of which 53,444 shares were subject to outstanding options and no shares were subject to outstanding restricted stock unit awards.
(4)    As of December 31, 2023, there were 6,480,631 shares of common stock available for issuance under the 2016 EIP. The number of shares of our common stock reserved for issuance under our 2016 EIP was not increased automatically on January 1, 2024, and would have increased automatically on the first day of January of each of 2017 through 2026 by the number of shares equal to the least of (i) 3,865,000 shares, (ii) 5% of the outstanding shares of our common stock as of the immediately preceding December 31 or (iii) such number of shares determined by the Compensation and Human Capital Management Committee. As of December 31, 2023, there were 2,112,347 shares of common stock available for issuance under the 2016 ESPP. The number of shares of common stock reserved for issuance under our 2016 ESPP were not increased automatically on January 1, 2024, and would have increased automatically on the first day of January of each of 2017 through 2036 by the number of shares equal to the least of (i) 966,062 shares, (ii) 1.5% of the outstanding shares of our common stock as of the immediately preceding December 31 or (iii) such number determined by the Compensation and Human Capital Management Committee. As of December 31, 2023, there were 241,635 shares of common stock available for issuance under the 2006 Stock Plan. To the extent outstanding awards under the 2006 Stock Plan are forfeited, lapse unexercised, or would otherwise have been returned to the share reserve under either plan, the shares of common stock subject to such awards instead will be available for future issuance under the 2016 EIP.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
From January 1, 2023 to the present, there have been no transactions, and there are currently no proposed transactions, to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, beneficial holder of more than 5% of our capital stock or any member of their immediate family or any entity affiliated with any of the foregoing persons had or will have a direct or indirect material interest, except the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Proposal No. 1—Election of Directors—Non-Employee Director Compensation,” respectively.

Policies and Procedures for Related Person Transactions
Our Board of Directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the post-combination company or any of its subsidiaries was, is or will be a participant and in which any related person had, has or will have a direct or indirect material interest. A “related person” means executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons.
We have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its Audit Committee charter, the Audit Committee has the responsibility to review related party transactions.

ADDITIONAL INFORMATION
Stockholder Proposals to be Presented at Next Annual Meeting
Our amended and restated bylaws provide that, for stockholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at iRhythm Technologies, Inc., 699 8th Street, Suite 600, San Francisco, California 94103, Attn: Corporate Secretary.
To be timely for our 2025 annual meeting of stockholders, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at our principal executive offices not earlier than 2:00 p.m. Pacific Time on January [ ], 2025 and not later than 2:00 p.m. Pacific Time on February [ ], 2025. A stockholder’s notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our restated bylaws.
Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2025 annual meeting of stockholders must be received by us not later than December [ ], 2024 in order to be considered for inclusion in our proxy materials for that meeting

Available Information
We will mail, without charge, upon written request, a copy of our Annual Report for the fiscal year ended December 31, 2023, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

iRhythm Technologies, Inc.
699 8th Street, Suite 600
San Francisco, California 94103
Attn: Corporate Secretary
The Annual Report is also available at https://investors.irhythmtech.com under “SEC Filings” in the “Financials” section of our website.

Electronic Delivery of Stockholder Communications
We encourage you to help us conserve natural resources, as well as significantly reduce printing and mailing costs, by signing up to receive your stockholder communications electronically via e-mail. With electronic delivery, you will be notified via e-mail as soon as future annual reports and proxy statements are available on the Internet, and you can submit your stockholder votes online. Electronic delivery can also eliminate duplicate mailings and reduce the amount of bulky paper documents you maintain in your personal files. To sign up for electronic delivery:

Registered Owner you hold our common stock in your own name through our transfer agent, Equiniti Trust Company, or you are in possession of stock certificates: visit www.shareowneronline.com and log into your account to enroll.
Beneficial Owner (your shares are held by a brokerage firm, a bank, a trustee or a nominee): If you hold shares beneficially, please follow the instructions provided to you by your broker, bank, trustee or nominee.
Your electronic delivery enrollment will be effective until you cancel it. Stockholders who are record owners of shares of our common stock may call Equiniti Trust Company, our transfer agent, by phone at (800) 401-1957 (US residents) or visit www.shareowneronline.com with questions about electronic delivery.

“Householding” - Stockholders Sharing the Same Last Name and Address
The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our Annual Report and proxy materials, including the Notice of Internet Availability, unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees and helps protect the environment as well.
This year, a number of brokers with account holders who are our stockholders will be “householding” our Annual Report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of Annual Report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by calling Broadridge at (866) 540-7095 or writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York, 11717.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, our Annual Report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, Annual Report and other proxy materials, you may write our Corporate Secretary at 699 8th Street, Suite 600, San Francisco, California 94103, Attn: Corporate Secretary, telephone number (415) 632-5700.
Any stockholders who share the same address and receive multiple copies of our Notice of Internet Availability or Annual Report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Corporate Secretary at the address or telephone number listed above.

NON-GAAP FINANCIAL MEASURES
We refer to certain financial measures that are not recognized under U.S. generally accepted accounting principles (GAAP) in this Proxy Statement, including adjusted EBITDA, adjusted net loss, adjusted net loss per share and adjusted operating expenses. We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to- period comparisons.
Adjusted EBITDA excludes non-cash operating charges for stock-based compensation, depreciation and amortization as well as non-operating items such as interest income, interest expense, impairment and restructuring charges, and business transformation costs. See Appendix B hereto for reconciliations of non-GAAP financial measures included herein.
We exclude the following items from non-GAAP financial measures for adjusted net loss, adjusted net loss per share and adjusted operating expenses:
•impairment and restructuring charges, and
•business transformation costs to scale the organization.

OTHER MATTERS
Our Board of Directors does not presently intend to bring any other business before the Annual Meeting and, so far as is known to our Board of Directors, no matters are to be brought before the Annual Meeting except as specified in the Notice of Annual Meeting of Stockholders. As to any business that may arise and properly come before the Annual Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

APPENDIX A

CERTIFICATE OF AMENDMENT OF
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
IRHYTHM TECHNOLOGIES, INC.

iRhythm Technologies, Inc. (hereinafter called the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

1.That the name of this Corporation is iRhythm Technologies, Inc., and that this Corporation was originally incorporated pursuant to the DGCL on September 14, 2006 under the name iRhythm Technologies, Inc. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 25, 2016 (the “Amended and Restated Charter”).

2.Amendment to Article VIII.

(a) Article VIII of the Amended and Restated Charter is hereby amended and restated in its entirety as follows:

“ARTICLE VIII

8.1. Limitation of Liability. To the fullest extent permitted by law, neither a director of the Corporation nor an officer of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, as applicable. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director or officer, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

8.2. Indemnification.
The Corporation shall indemnify, to the fullest extent permitted by applicable law, any director or officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding. The Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized by the Board of Directors.
The Corporation shall have the power to indemnify, to the extent permitted by the DGCL, as it presently exists or may hereafter be amended from time to time, any employee or agent of the Corporation who was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any such Proceeding.

8.3. Change in Rights. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article VIII, shall eliminate, reduce or otherwise adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such amendment, repeal or adoption of such an inconsistent provision.”

3. That the foregoing amendment was duly adopted by the Board of Directors of the Corporation in accordance with Sections 141 and 242 of the DGCL and was approved by the holders of the requisite number of shares of capital stock of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this [__] day of [ ], 2024.

By:
Quentin S. Blackford
President and Chief Executive Officer

APPENDIX B

IRHYTHM TECHNOLOGIES, INC.
Reconciliation of GAAP to Non-GAAP Financial Information
(In thousands)

Year Ended December 31,
2023
Adjusted EBITDA reconciliation:
Net loss	$(123,406)
Income tax provision	750
Depreciation and amortization	16,348
Interest expense	3,650
Interest income	(6,353)
Stock-based compensation	77,204
Impairment and restructuring charges	11,078
Business transformation costs	15,866
Adjusted EBITDA	$(4,863)

Adjusted EBITDA margin:
Revenue	$492,681
Adjusted EBITDA margin	(1.0)%

Proxy Card

iRHYTHM®

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 28, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/IRTC2024**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 28, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge Financial Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V39147-P09697

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

IRHYTHM TECHNOLOGIES, INC.

The Board of Directors recommends you vote FOR ALL directors nominated under proposal 1:

	For All	Withhold All	For All Except
1. To elect nine directors to serve until our 2025 Annual Meeting of Stockholders or until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) C. Noel Bairey Merz, M.D.
02) Quentin S. Blackford
03) Bruce G. Bodaken
04) Karen Ling
05) Mojdeh Poul
06) Mark J. Rubash
07) Ralph Snyderman, M.D.
08) Abhijit Y. Talwalkar
09) Brian Yoor

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2024.	☐	☐	☐
3. To approve, on a non-binding advisory basis, the named executive officer compensation.	☐	☐	☐
4. To approve an amendment to our Amended and Restated Certificate of Incorporation to limit the liability of certain of our officers as permitted pursuant to recent amendments to the Delaware General Corporation Law.	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on proposal 5.

	1 Year	2 Years	3 Years	Abstain
5. To select, on a non-binding advisory basis, whether future advisory votes on the compensation of our named executive officers should be every one, two, or three years.	☐	☐	☐	☐

NOTE: In their discretion, the proxies may transact such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

V39148-P09697

IRHYTHM TECHNOLOGIES, INC.
Virtual Annual Meeting of Stockholders
May 29, 2024 9:00 AM Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Quentin Blackford and Brice Bobzien, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of IRHYTHM TECHNOLOGIES, INC. that the stockholder(s) is/are entitled to vote at the Virtual Annual Meeting of Stockholders to be held at 9:00 AM, Pacific Time on May 29, 2024, via live webcast at www.virtualshareholdermeeting.com/IRTC2024, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side